Filed Pursuant to Rule 424(B)5
                     Registration Statement Number 333-90633

 PROSPECTUS SUPPLEMENT

------------------------------------------
(TO PROSPECTUS DATED FEBRUARY 28, 1998)



                           ELITE PHARMACEUTICALS, INC.
                     3,297,539    VOTING    COMMON   SHARES
       (includes  2,022,537  shares  underling  options and warrants)
                                       AND
                 317,250 CLASS A COMMON STOCK PURCHASE WARRANTS
                           (PAR VALUE $.01 PER SHARE)

            --------------------------------------------------
         This Prospectus covers (i) an aggregate of 3,297,539 shares of the common stock of ("Common Stock"), $.01 par value, of Elite Pharmaceuticals, Inc. ("Elite Pharmaceuticals" or the "Company"), a Delaware corporation, on behalf of certain selling security holders of the Company ("Selling Security Holders"), and (ii) 317,250 of the Company's Class A Common Stock Purchase Warrants ("Warrants").

The Common Stock is traded on the American Stock Exchange ("AmEx") under the symbol ELI. On March 10, 2000, the last reported sales price for the common stock on AmEx was $17.125 per share. The Warrants in the over-the-counter market and is quoted on the over-the-counter Bulletin Board ("Bulletin Board") under the symbol ELIPZ. On March 10, 2000, the last reported sale price for the Warrants on the Bulletin Board was $11.50 per Warrant.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities are being offered for cash as follows:


                                             Underwriting        Proceeds to
                             Price to        discounts and        issuer or
                            public(1)       commissions(1)     other persons(1)
Per Share of Common Stock    unknown           unknown             unknown
Per Warrant                  unknown           unknown             unknown
Total                        unknown           unknown             unknown



(1) Any securities offered and sold pursuant hereto will be offered and sold from time to time by existing security holders of the Company ("Selling Security Holders") for their own accounts. The Selling Security Holders will sell their securities from time to time in the public forum, at the prices then prevailing. The securities may be sold directly by the Selling Security Holders or the Selling Security Holders may offer such securities through broker/dealers or agents, at market prices, with customary commissions being charged. It is anticipated that the broker/dealers or agents will sell the securities based on a "bid" price for the said securities in the public forum, and the broker/dealers or agents will not act in an active manner in soliciting parties to purchase the shares, either in the public forum or privately. It is anticipated that this will be the sole manner in which the shares will be sold.

                       ---------------------------------------
                 The date of this Prospectus Supplement is March 13, 2000.

                           NOTE CORRECTION ON PAGE S-3

                               SUMMARY INFORMATION

         The following material, which is presented herein solely to furnish limited introductory information regarding the Company, has been selected from, or is based upon the detailed information and financial statements included in or incorporated by reference into this Prospectus Statement and the accompanying Prospectus, is qualified in its entirety by reference thereto, and, therefore should be read together therewith. Each prospective investor is urged to read this Prospectus Summary and the accompanying Prospectus in their entirety.

         ON MARCH 30, 1998, ELITE PHARMACEUTICALS, INC. UNDERWENT A 1 FOR 2 REVERSE SPLIT OF ITS COMMON STOCK. ALL NUMBERS USED THROUGHOUT THIS PROSPECTUS SUMMARY, INCLUDING THOSE DESCRIBING EVENTS THAT OCCURRED PRIOR TO MARCH 30, 1998, REFLECT THIS 1 FOR 2 REVERSE SPLIT.

                                  THE OFFERING

COMPANY                            Elite Pharmaceuticals, Inc.

SECURITIES OFFERED BY THE          None.  All are offered by Selling Security
COMPANY                            Holders (as defined in the Prospectus)

SECURITIES COVERED BY             3,297,539 shares of Common Stock
PROSPECTUS                        317,250 Class A Common Stock Purchase Warrants

SHARES OF  COMMON  STOCK          8,561,539  shares,  as well as  options  and
OUTSTANDING AT MARCH 13, 2000     warrants exercisable for an additional
                                  4,643,827 shares.

                                   THE COMPANY

         Elite Pharmaceuticals, Inc. ("Elite Pharmaceuticals") is a Delaware Corporation with its principal offices located at at 165 Ludlow Avenue, Northvale, NJ 07647. its telephone number is (201) 750-2646. Prior to October 28, 1998, the name of Elite Pharmaceuticals was Prologica International, Inc. The business of Elite Pharmaceuticals is to own one hundred percent of the shares of Elite Laboratories, Inc. ("Elite Labs"), a Delaware corporation engaged in the research, development, licensing, manufacturing and marketing of both new and generic, controlled-release pharmaceutical products.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders. See "Selling Shareholders". The Company will receive proceeds only upon the exercise of the Warrants or the Placement Agent Warrants by the holders thereof. See "Use of Proceeds".

                                  RISK FACTORS

         The Securities offered hereby are highly speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. Prospective investors should carefully review and consider the factors set forth under "Risk Factors" in the Prospectus as well as all other information contained therein and herein, before subscribing for any of the Securities.

                             BULLETIN BOARD LISTING

         Elite Pharmaceuticals' Common Stock is currently listed on the American Stock Exchange under the ticker symbol "ELI". Elite Pharmaceuticals' Class A Warrants are currently listed on the Over-the-Counter Bulletin Board under the ticker symbol "ELIPZ". There can be no assurance that the Company will continue to meet the requirements for continued quotation or that a public trading factor will develop or be sustained. See "Risk Factors".

                                   CORRECTIONS

         The first paragraph of the section of the Prospectus entitled "Selling Security Holders" (beginning on page 13 of the Prospectus) and the first paragraph of the section of the Prospectus entitled "Plan of Distribution" (beginning on page 17 of the Prospectus) should each be replaced with the following:

         Any securities offered and sold pursuant hereto will be offered and sold from time to time by existing security holders of the Company ("Selling Security Holders") for their own accounts. The Selling Security Holders will sell their securities from time to time in the public forum, at the prices then prevailing. The securities may be sold directly by the Selling Security Holders or the Selling Security Holders may offer such securities through broker/dealers or agents, at market prices, with customary commissions being charged. It is anticipated that the broker/dealers or agents will sell the securities based on a "bid" price for the said securities in the public forum, and the broker/dealers or agents will not act in an active manner in soliciting parties to purchase the shares, either in the public forum or privately. It is anticipated that this will be the sole manner in which the shares will be sold.

                                FEBRUARY 28, 2000

                                   PROSPECTUS

                           ELITE PHARMACEUTICALS, INC.

                             3,297,539 VOTING COMMON
                   SHARES (includes 2,022,537 shares underling

                              options and warrants)

                                       AND

                 317,250 CLASS A COMMON STOCK PURCHASE WARRANTS

         This Prospectus covers (i) an aggregate of 3,297,539 shares of the common stock of ("Common Stock"), $.01 par value, of Elite Pharmaceuticals, Inc. ("Elite Pharmaceuticals" or the "Company"), a Delaware corporation, on behalf of certain selling security holders of the Company ("Selling Security Holders"), and (ii) 317,250 of the Company's Class A Common Stock Purchase Warrants.

         Of the securities offered hereunder (i) 1,275,002 shares of Common Stock were heretofore issued in a private offering beginning on May 17, 1999, and ending on June 26, 1999 "1999 Private Placement"); (ii) 637,501 shares of Common Stock are issuable pursuant to Class B Common Stock Purchase Warrants ("Class B Warrants") issued in the 1999 Private Placement; (iii) 260,000 shares of Common Stock are issuable pursuant to Class B Warrants issued under the terms of the Company's contract with its shareholder relations consultant; (iv) 250,000 shares of Common Stock are issuable pursuant to Class A Common Stock Purchase Warrants issued to the financial consultant to the Company ("Class A Warrants"); (v) 142,286 shares of Common Stock are issuable under warrants granted prior to June 1997 to investors in the company under various private placements; (vi) 467,500 shares of Common Stock are issuable pursuant to options granted to various advisors, officers and directors of the company; (vii) 148,000 shares of Common Stock are issuable under options issued under the Company's Incentive Stock Offering Plan; (viii) 117,250 share of Common Stock are issuable under warrants granted to certain investors in the company; and
(ix) 250,000 Class A Warrants were issued to the financial consultant to the Company; and (x) 117,250 Class A Warrants were issued to certain investors in the company. See "Selling Security Holders." Each Class A Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $6.00 commencing November 30, 1997 and continuing until November 29, 2002. See "Description of Securities." The offering price will be determined by the Selling Security Holders. See "Selling Security Holders" "Plan of Distribution" and "Underwriting." The Company will receive proceeds only upon the exercise of the Warrants. If each option and warrant registered herein (or the shares of which are registered herein) were exercised, the Company would receive $9,290,577. See "Use of Proceeds".

         Elite Pharmaceuticals' Common Stock and Class A Warrants are currently listed for quotation on the Nasdaq Bulletin Board ("Bulletin Board"). There is a limited trading market in its Common Stock and Class A Warrants; however, there can be no assurance that an active trading market will develop in these securities. See "Risk Factors."

 AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A

 CRIMINAL OFFENSE.

The securities are being offered for cash as follows:




                                                                Underwriting discounts     Proceeds to issuer
                                    Price to public(1)          and commissions(1)         or other persons(1)

Per Share of Common Stock                 unknown                     unknown                    unknown
Per Class A Warrant                       unknown                     unknown                    unknown
Total                                     unknown                     unknown                    unknown


(1) The securities offered hereunder will be offered by the Selling Security Holders at market price; Elite Pharmaceuticals is unaware of any arrangements entered into between such Selling Security Holders and any broker or dealer, or underwriter. It is anticipated that the securities will be offered through the over the counter market.


Elite Pharmaceuticals intends to furnish its shareholders with annual reports containing audited financial statements, examined by an independent accounting firm, and such interim reports as it may determine to furnish or as may be required by law.

Where any document is incorporated by reference in the Prospectus but not delivered therewith, Elite Pharmaceuticals will undertake to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon oral or written request of such person, a copy of any and all of the information incorporated by reference in the Prospectus (not including exhibits to the information incorporated by reference unless the exhibits are specifically incorporated by reference into the information that the Prospectus contains). Requests should be addressed to Pender R McElroy at (704) 372-9870.

Elite Pharmaceuticals is currently a reporting company under the Securities Exchange Act of 1934, and files reports electronically pursuant thereto, and such reports will be available upon the Securities and Exchange Commission's web site, at http://www.sec.gov.

UNTIL 90 DAYS AFTER THE LATER TO OCCUR OF (I) THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT OR (II) THE DATE ON WHICH THE SECURITIES REGISTERED HEREUNDER ARE BONA FIDE OFFERED TO THE PUBLIC, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                        2

                               PROSPECTUS SUMMARY
                              --------------------


         The following summary is qualified in its entirety by the detailed information financial statements appearing elsewhere in this Memorandum. Each prospective investor is urged to read this Memorandum in its entirety. All statements other than statements of historical fact contained in this Memorandum are forward-looking statements. Forward-looking statements in this Memorandum generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "project," or "expect" or similar statements. Although Elite Pharmaceuticals believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements include the risks described under "Risk Factors." All forward-looking statements in this Memorandum are expressly qualified in their entirety by the cautionary statements in this paragraph.

 ON MARCH 30, 1998, ELITE PHARMACEUTICALS, INC. UNDERWENT A ONE-FOR-TWO REVERSE SPLIT OF ITS COMMON STOCK. ON NOVEMBER 17, 1998, ELITE PHARMACEUTICALS, INC. UNDERWENT A ONE-FOR-TWO REVERSE SPLIT OF ITS CLASS A WARRANTS. ALL NUMBERS USED THROUGHOUT THIS PROSPECTUS, INCLUDING THOSE DESCRIBING EVENTS THAT OCCURRED PRIOR TO MARCH 30, 1998, REFLECT THESE ONE-FOR-TWO REVERSE SPLITS.

                                   THE COMPANY

         The business of Elite Pharmaceuticals, Inc. ("Elite Pharmaceuticals")is to own one hundred percent of the shares of Elite Laboratories, Inc.
("Elite Labs").Therefore,before discussing the history of Elite Pharmaceuticals, this Prospectus will first describe the history and nature of this wholly owned subsidiary.

                            ELITE LABORATORIES, INC.

         Elite Labs was incorporated in the State of Delaware on August 23, 1990. It engages in the research, development, licensing, manufacturing and marketing of both new and generic, controlled-release pharmaceutical products. Controlled drug delivery involves releasing a drug into the bloodstream or delivering it to a target site in the body over an extended period of time, or at predetermined times. Since its inception in 1990, Elite Labs has established a research and development laboratory and has developed six oral controlled release pharmaceutical products to varying stages of the development process. There is no assurance that any of Elite Labs's products will be approved by the United States Food and Drug Administration ("FDA"), be marketed, or be commercially viable products. Furthermore, there are no agreements in effect requiring the payment of royalties to Elite Labs, except under certain conditions, which may not be fulfilled. Elite Labs has also conducted several research and development projects on behalf of large pharmaceutical companies. These activities have generated only limited revenues to date.

                                        3


                           ELITE PHARMACEUTICALS, INC.

         Elite Pharmaceuticals is the successor to Prologica International, Inc. Prologica was incorporated in the State of Pennsylvania on April 20, 1984.
Following its incorporation and completion of its initial public offering in August 1988, Prologica did not possess any significant assets or engage in any business other than searching for suitable acquisitions. Until it began discussions with Elite Labs in the spring of 1997 it had not identified any such acquisitions. In order to facilitate the acquisition of Elite Labs, Prologica undertook the following steps: (i) on October 9, 1997, it underwent a three-for-one reverse split of its issued and outstanding stock; (ii) on October 1, 1997, it caused the incorporation of a subsidiary, Elite Pharmaceuticals, Inc., a Delaware corporation ("Elite Pharmaceuticals"), into which it merged on October 28, 1997 in order to change its name and its state of incorporation; and
(iii) on August 1, 1997, it caused the incorporation of a subsidiary, HMF Enterprises, Inc. ("HMF") with the intent that HMF would merge into Elite Labs, and thus effect the acquisition.

         The merger of Prologica with Elite Pharmaceuticals and the merger of Elite Labs with HMF were made in conjunction with a private offering of the common stock and Class A warrants to purchase common stock of Prologica beginning on September 15, 1997 and continuing through November 30, 1997 (the "1997 Private Placement"). Through the 1997 Private Placement new investors purchased 2,000,000 shares and 1,000,000 warrants of Elite Pharmaceuticals. Under the terms of the offering and merger agreements, Elite Labs and HMF merged on October 30, 1997, with Elite Labs surviving the merger. In the merger, each shareholder of Elite Labs received one share of Elite Pharmaceuticals for each share of Elite Labs that he or she owned.

         As of the date of the merger of Elite Labs and HMF (which was the date that Elite Pharmaceuticals acquired Elite Labs), Prologica had assets equal to $1,134 and a shareholder deficiency equal to $12,588; Elite Labs had assets equal to $114,521 and shareholder deficit equal to $135,479. As a result of the merger between Prologica and Elite Pharmaceuticals, Prologica changed its name to Elite Pharmaceuticals, Inc. and its state of incorporation to Delaware. As a result of the merger between Elite Labs and HMF, Elite Labs became the wholly owned subsidiary of Elite Pharmaceuticals.

         The Company undertook a second private offering of the common stock and Class B Warrants to purchase common stock of Prologica beginning on May 17, 1999 and continuing through June 24, 1999 (the "1999 Private Placement"). As a result of the 1999 Private Placement new investors purchased 1,275,002 shares (14.9%) of the common stock plus Class B warrants to purchase an additional 637,501 shares of the common stock of Elite Pharmaceuticals. In the 1999 Private Placement, the new investors invested a total of $4,462,500 in Elite Pharmaceuticals. A portion of these funds were used to pay the legal fees and filing fees associated with the 1999 Private Placement and the present registration, and the balance have been and will be used to fund certain capital improvements, research and development, consulting fees and general operating expenses of Elite Labs.

                                        4


         For purposes of convenience, Elite Pharmaceuticals and Elite Labs may be referred to collectively hereinafter as the "Company", however any references to the "Registrant" shall refer exclusively to Elite Pharmaceuticals.

         Elite Pharmaceuticals' and Elite Labs' principal offices are located at
165  Ludlow   Avenue,   Northvale,   NJ  07647  and  its  telephone   number  is
(201)750-2646.

                                  THE OFFERING

         Although this is a public offering of the stock of Elite Pharmaceuticals, the Company itself is issuing no securities. All of the securities registered in connection with this offering are currently held by, and will be offered by, current Selling Security Holders, or are subject to execution of Warrants currently held by Selling Security Holders. (See "Terms of the Offering", and "Description of Securities").

                             SECURITIES OUTSTANDING

There are 8,561,539 shares of common stock of Elite Pharmaceuticals, Inc. ("Common Stock") issued and outstanding as of February 22, 2000. In addition, there are warrants and options outstanding to purchase an additional 4,643,827 shares of Common Stock as of February 22, 2000.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders. See "Selling Shareholders". The Company will receive proceeds only upon the exercise of the Warrants registered herein (or upon the exercise of the warrants or options the shares underlying which are registered herein) by the holders thereof. See "Use of Proceeds".

                                  RISK FACTORS

         The Securities offered hereby are highly speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. Prospective investors should carefully review and consider the factors set forth under "Risk Factors" as well as all other information contained herein, before subscribing for any of the Securities.

                                 NASDAQ LISTING

         Elite Pharmaceuticals' Common Stock is currently listed on the American Stock Exchange under the ticker symbol "ELI", and the Class A Warrants are currently listed on the NASD OTC Bulletin Board under the ticker symbol "ELIPZ". There can be no assurance that the Company will continue to meet the requirements for continued quotation or that a public trading factor will develop or be sustained. See "Risk Factors".

                                        5

                                  RISK FACTORS
                                 --------------

         The securities offered hereby are highly speculative in nature and investment therein involves a high degree of risk. Therefore each prospective investor should consider very carefully the risks and speculative factors inherent in and affecting the business of, and investment in, Elite Pharmaceuticals prior to the purchase of any of the securities offered hereby, as well as all of the other matters set forth elsewhere in this Memorandum. Investors should be prepared to suffer a loss of their entire investment. Hereinafter Elite Pharmaceuticals and Elite Labs shall sometimes collectively be referred to as the "Company." The material risks and speculative factors involved are as follows:

         1.       Limited Operating History - Anticipated Future Losses.

         Since the inception in 1984, of Elite Pharmaceutical's predecessor, Prologica, neither Prologica nor Elite Pharmaceuticals has carried on any business or generated any revenues. Its sole source of income is income received through its ownership of Elite Labs. The Company expects to realize significant losses in the next year of operation. Since Elite Labs' inception in 1990, it has not generated any significant revenues. As of its fiscal year ended March 31, 1999, the Company had consolidated assets of $3,076,582, stockholders' equity of $2,829,098, an accumulated earnings deficit of ($4,058,640) and working capital of $1,364,564. As of the end of its third fiscal quarter, ending December 31, 1999, the Company had consolidated net assets of $8,284,942, stockholders' equity of $5,238,287, an accumulated earnings deficit of ($6,225,937) and working capital of $4,890,941. The Company's operations are subject to all of the risks inherent in the establishment of a new commercial enterprise and the likelihood of the success of the Company must be considered in light of various factors, including working capital deficits, competition with established and well financed entities, anticipated negative cash flow in the period following completion of this offering, the absence of substantial written commitments for purchase of Elite Labs' services and the need for further development of the its products. The Company expects to continue to incur losses until it is able to generate sufficient revenues to support its operations and offset operating costs. There can be no assurance of revenues or of the Company's eventual profitability.

         2.       Significant Capital Requirements; Need for Additional
                  Financing.

         The Company anticipates, based on its currently proposed plans and assumptions relating to its operations, that it currently has sufficient operating capital to satisfy its contemplated cash requirements for its normal operating cycle. After such time, the completion of the Company's development activities will require significant funding other than that which is otherwise currently available to the Company. The Company has no current arrangements with respect to sources of additional financing other than with respect to the potential exercise of the options and warrants currently outstanding. There can be no assurance that any of the warrants will be exercised or that other additional financing will be available to the Company on commercially reasonable terms, or at all. The inability of the Company to obtain additional financing, when needed, would have a material adverse effect on the Company, including possibly requiring the Company to curtail or cease its operations. To the extent that any future financing involves the sale of the Company's equity securities, the Company's then-

                                        6



existing stockholders' equity, including investors in this Offering, could be substantially diluted. On the other hand, to the extent the Company recurs indebtedness or otherwise issues debt securities, the Company will be subject to risks associated with indebtedness, including the risk that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on such indebtedness.

         3.       Possible Earlier Need for Additional Financing.

         In the event the Company's plans change, its assumptions change or prove to be inaccurate, or its cash flow proves to be insufficient to fund the Company's operations (due to unanticipated expenses, delays, problems, difficulties or otherwise), the Company would be required to seek additional financing sooner than anticipated. There can be no assurance that any of such warrants will be exercised or that the Company would be able to secure additional financing to fund its operations.

         4.       No Assurance of Successful Product Development.

         Elite Labs has not yet developed a product to the stage of generating commercial sales. While Elite Labs' President has successfully developed controlled release products for his prior employers, Elite Labs' research activities are characterized by the inherent risk that the research will not yield results which will receive FDA approval or otherwise be suitable for commercial exploitation.

         5.       No Assurance of Successful Licensing and Marketing.

         Initially, the Company plans to market its products, once developed, either directly or through agreements with third parties and by way of licensing agreements with other pharmaceutical companies. There can be no assurance that such third-party arrangements can be successfully negotiated or that any such arrangements, if available, will be on commercially reasonable terms. Even if acceptable and timely marketing arrangements are entered into, there can be no assurance that products developed by the Company will be competitive and profitable in the marketplace. Because the Company's clients will in many cases make all or many material marketing and other commercialization decisions regarding such products, a significant number of the variables that affect the Company's royalties and fees, and, in turn, profitability, are not exclusively within the Company's control. Achieving market acceptance for the Company's products and services requires additional funding for which a portion of the proceeds of this Offering have been allocated. The Company's business strategy is to expand its client relations for various new pharmaceutical products. However, to date, the Company has had only a limited number of clients. Implementation of the Company's growth will depend upon, among other things, the Company's ability to hire and retain skilled marketing personnel.

         6.       Government Regulation.

                  The design, development and marketing of pharmaceutical products are reviewed, and manufacturing facilities are inspected, by government regulatory agencies, including the United States Food and Drug Administration and comparable agencies in other countries (collectively "Agency"). The Company is unable to predict the effect that reviews by

                                        7


any Agency will have on the development, clinical testing, manufacturing, marketing or sale of its pharmaceutical products. Failure to obtain Agency approvals in a timely fashion or on the terms and with the scope or breadth contemplated by the Company could adversely affect the Company. In addition, in certain cases, the Company's license agreements for new formulations of pharmaceutical products may provide that the licensees, rather than the Company, are responsible for obtaining the Agency approval of new formulations. In such cases, the timing of the submission of applications for Agency approval and of any supplementary data requested by an Agency is not within the Company's control. Any delays in the submission of such applications and supplementary data requested could adversely affect the business of the Company. Continued growth in the Company's revenues and profits will depend, in large part if not exclusively, on successful introduction and marketing of products subject to Agency approval. There can be no assurance as to when or whether such approvals from such regulatory authorities will be received. See "Business-Governmental Regulation."

         7.       Competition.

         In recent years, an increasing number of pharmaceutical companies have become interested in the development and commercialization of products incorporating advanced or novel drug delivery systems. The Company expects that competition in the field of drug delivery will significantly increase in the future since smaller specialized research and development companies are beginning to concentrate on this aspect of the business. Some of the major pharmaceutical companies have invested and are continuing to invest significant resources in the development of their own drug delivery systems and technologies and some have invested funds in such specialized drug delivery companies. Many of these companies have greater financial and other resources as well as more experience than the Company in commercializing pharmaceutical products. Such companies may develop new drug formulations and products or may improve existing drug formulations and products more efficiently than the Company. While the Company's product development capabilities and patent protection may help the Company to maintain its market position in the field of advanced drug delivery, there can be no assurance that others will not be able to develop such capabilities or alternative technologies outside the scope of the Company's patents if any, or that even if patent protection is obtained, such patents will not be successfully challenged in the future.

         8.       Proprietary Technology: Unpredictability of Patent Protection.

         The Company's success, competitive position and amount of royalty income will depend in part on its ability to obtain patent protection in various jurisdictions related to the technologies, processes and products it develops. The Company may file patent applications seeking such protection. There can be no assurance that these applications will result in the issuance of patents(s), or if any patent(s) are issued, that litigation will not be commenced seeking to challenge such patent protection or that such challenges will fail. In addition, there can be no assurance that the scope and validity of the Company's patents will prevent third parties from developing similar or competing products. The expenses involved in litigation regarding patent protection or a challenge thereto can be significant and cannot be estimated by the Company.

                                        8


         Furthermore, there can be no assurance that the Company's activities will not infringe on patents owned by others. The Company could incur substantial costs in defending itself in suits brought against it, or in suits in which the Company may assert, against others, claiming infringement of the Company's patents. There can be no assurance that the Company would possess sufficient funds to protect its patents from infringement. Should the products be found to infringe upon patents issued to third parties, the manufacture, use and sale of such products could be enjoined and the Company could be required to pay substantial damages. In addition, the Company may be required to obtain licenses to patents, or other proprietary rights of third parties, in connection with the development and use of the Company's products and technologies as they relate to other persons' technologies. No assurance can be given that any licenses required under any such patents or proprietary rights would be available on acceptable terms, if at all.

         The Company also relies, and will continue to rely, upon trade secrets and proprietary know-how, which it seeks to protect in part, by confidentiality agreements. The Company consistently requires its employees and potential business partners to execute confidentiality agreements prior to doing business with the Company, and it is currently a party to well over one hundred such agreements. Representative samples of such agreements are attached hereto. However, there can be no assurance that such employees or others, will maintain the confidentiality of such trade secrets or proprietary information or that trade secrets or proprietary know-how of the Company will not otherwise become known or be independently developed in such manner that the Company will have no practical recourse. See "Business-Patents."

         9.       Key Research Personnel.

         The Company is heavily dependent upon the scientific expertise of Dr. Atul M. Mehta, President and CEO of Elite Pharmaceuticals and Elite Labs. Although Elite Labs now employs and will in the future continue to employ other qualified scientists, as of the date of this Prospectus, only Dr. Mehta has the advanced knowledge, knowhow and track record of having successfully developed controlled-release products for other companies. The loss of Dr. Mehta's services would have a material adverse effect on the Company's business. Therefore, Elite Labs entered into a five-year employment contract with Dr. Mehta which ends on December 31, 2000. The key terms of the agreement are a salary currently set at $242,000 with provisions for annual increases, incentive commissions, a discretionary bonus, health insurance, and term life insurance for the benefit of Dr. Mehta's family. Additionally, Elite Labs has obtained insurance coverage with respect to Dr. Mehta's life in an amount of $1,000,000, payable to the Company. The details of these arrangements are described in detail in "Management."

         10.      Lack of Trading Market.

         Purchasers of the securities offered hereby must be aware of the long-term nature of their investment and be able to bear the economic risks of their investment for an indefinite period of time. Currently no trading market exists for the Warrants. A very limited trading market exists in the over-the-counter market for the Common Stock and Class A Warrants

                                        9


which are listed for quotation on the American Stock Exchange ("Amex") and the NASD OTC Bulletin Board ("Bulletin Board"), respectively. A somewhat broader market in the Common Stock may develop, although there can be no assurance of such an occurrence. Even if such a market developed, it would still be more difficult for an investor to dispose of, or to obtain quotations as to, the price of the Common Stock than a security traded on a national securities exchange.

         11.      Penny Stock Regulation.

         The trading of the Company's Common Stock, if any, will be subject to Rule 15g-9 promulgated under the Exchange Act for non-Nasdaq and non-exchange listed securities. Under such rule, brokers-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share. The Commission has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Such exceptions include equity securities listed on Nasdaq and equity securities issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three years, or (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk of disclosure schedule explaining the penny stock market and the risks associated therewith. Although Elite Pharmaceuticals' Common Stock is currently trading at over $5.00, there can be no assurance that it will continue to trade at such price, and if it falls below such price, it will be considered a penny stock as defined in the Exchange Act and as such, the market liquidity for the Common Stock will be limited to the ability of broker-dealers to sell the Common Stock in compliance with the above-mentioned disclosure requirements.

         12.      Outstanding Warrants and Options.

         There are outstanding warrants and options to purchase an aggregate of 4,643,827 shares of Common Stock for prices ranging from $2.00 to $9.00, for an average exercise price of $4.96. Of these options and warrants, 1,480,000 are held by officers, directors and/or five-percent shareholders. To the extent that outstanding warrants or options are exercised, dilution of the interests of Elite Pharmaceuticals' stockholders will occur. Moreover, the terms upon which the Company will be able to obtain additional equity may be adversely affected since the holders of the outstanding warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain capital on terms more favorable to the Company than those provided by such securities.

         13.      No Dividends.

         Elite Pharmaceuticals has not paid any cash dividends to date and does not expect to pay cash dividends in the foreseeable future.

                                       10


         14.      Potential Anti-Takeover Effects of Delaware Law.

         Certain provisions of Delaware law could make more difficult a merger, tender offer or proxy contest involving the Company, even if such events could be beneficial to the interests of the shareholders. These provisions include
Section 2.03 of the Delaware General Corporation law. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock.

         15.  Arbitrary Offering Price.

         The Securities offered hereunder will be offered by the Selling Security Holders at a price or prices to be determined by such Selling Security Holders. The Company does not know that the offering price of the Common Stock and Warrants will be; the offering price will be arbitrarily determined by the Selling Security Holders and will bear no relation to Elite Pharmaceuticals' book value, assets, or any other objective criteria of value. There can be no assurance that the Securities offered hereby can be resold at or near the offering price. In addition, the exercise price of the Warrants bears no relation to Elite Pharmaceuticals' book value, assets, or any other objective criteria of value. The Company does not know whether all, or even any, of the Selling Security Holders will sell their securities, or when they will do so. See "Selling Security Holders" and "Plan of Distribution".

         16. Limitation on Personal Liability of Directors.

         The Articles of Incorporation and Bylaws of the Company contain provisions reducing the potential personal liability of the directors of the Company for certain monetary damages and providing for indemnity of directors. The Company is unaware of any present, pending or threatened litigation which would result in any liability for which a director would seek such indemnification or protection. The provisions affecting personal liability provide that the Company will indemnify its directors to the fullest extent permitted by Section145 of the Delaware Corporation Law against (a) expenses (including attorney's fees) reasonably incurred in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding (and appeal therefrom) against any director, whether or not brought by or on behalf of the Company seeking to hold the director liable by reason of the fact that he was acting in such capacity; and (b) any reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement in such action, suit or proceeding. In that respect, the provisions diminish the potential right of action which might otherwise be available to shareholders by affording indemnification by the Company against most damages and settlement amounts paid by a director.

         17 .     Product Liability.

         The design, development and manufacture of the Company's Products involve an inherent risk of product liability claims. The Company has procured product liability insurance; however, a successful claim against the Company in excess of the policy limits

                                       11


could have a material adverse effect upon the Company's results of operations and financial position. To the best of the Company's knowledge, no claim has been made against the Company as of February 22, 2000.

         18.      Forward Looking Statements.

         All statements other than statements of historical fact contained in this Memorandum are forward-looking statements. Forward-looking statements in this Memorandum generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "project," or "expect" or similar statements. Although Elite Pharmaceuticals believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements include the risks described hereinabove. All forward-looking statements in this Memorandum are expressly qualified in their entirety by the cautionary statements in this paragraph.

         19.      Control by Directors.

         There are currently 8,561,539 shares of Company stock issued and outstanding, as well as options and warrants to purchase an additional 4,643,827 shares. Of the shares issued and outstanding, officers and/or directors of the Company hold 1,712,455 shares (20%), and options or warrants to purchase an additional 1,033,964 shares. If every holder of an option or warrant exercised his or her rights under such option or warrant, there would be 13,205,366 shares issued and outstanding, of which the officers and directors of the Company would own 2,746,419 (21%). However, if only the officers and directors exercised such rights, there would be 9,595,503 shares issued and outstanding, of which the officers' and directors' 2,746,419 shares would equal 29 percent.

                                       12


                            SELLING SECURITY HOLDERS
                          ---------------------------

         Any securities offered and sold pursuant hereto will be offered and sold from time to time by existing security holders of the Company ("Selling Security Holders") for their own accounts. The securities offered may be sold directly by the Selling Security Holders; alternatively, the Selling Security Holders may offer such securities through dealers or agents. The distribution of securities by Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales of securities. The Selling Security Holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         At the time a particular offer of securities is made by a Selling Security Holder, the Selling Security Holder must, to the extent required by law, deliver a prospectus setting forth the number of shares being offered, and the terms of the offering, including the name or names of any dealers or agents employed by the Selling Security Holder, if any, the purchase price paid by any such person employed by the Selling Security Holder for shares purchased from the Selling Security Holder, and any discounts, commissions, or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public. The Selling Security Holders will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the time of purchases and sales by the Selling Security Holders.

         The following table shows the names of Selling Security Holders, along with any material relationships such security holders have or have had with the Company and the amount of securities held by such security holder and available to be offered.

          Column A shows the name of the Selling Security Holder; Column B describes any positions or offices held by the Selling Security Holder within the last three years with the Company, its predecessor or its affiliates; Column C shows number of Shares being offered that are owned by the Security Holder prior to the offering; Column E shows the number of Warrants being offered that are owned by the Selling Security Holder. As used in the preceding sentence "Shares" means shares of Common Stock of Elite Pharmaceuticals, Inc., and "Warrants" mean Class A Common Stock Purchase Warrants, each warrant entitling the holder to purchase one share of Common Stock at an exercise price of $6.00 exercisable for five years from November 30, 1997. As stated above, the Company does not know which, if any, Security Holders will be offering their securities for sale, when they intend to do so, or what percentage of their securities will be offered.

                                       13



(See Note 1 for method used in calculating securities held.) Asterisks represent "less than one percent".





SECURITIES ISSUED IN 1999 PRIVATE PLACEMENT.

--------------------------------------------
All  entries  into  Column E  represent  Class B  Warrants  (which are not being registered hereby).

                A.                      B.               C.                D.         E.           F.             G.

                                                                                     # of
                                                         # of            Percent     Warrants     Total         Percent
                                     Positions           Shares          of          or Options   # of          Of
     Name of Security Holder            Held             Owned           Owned       Owned        Securities    Total

Abadi, Henry                            None            25,000              *        12,500      37,500            *

Abadi, Maurice                          None            25,000              *        12,500      37,500            *

Ali, Asid                               None            25,000              *        12,500      37,500            *

Ballas, Mayer MD PSP                    None            25,000              *        12,500      37,500            *

Barilits, Paul                          None            28,572              *        14,286      42,858            *

Bauer-Wolf, Beate                       None            18,572              *         9,286      27,858            *

Beck, Martin S.                         None            25,000              *        12,500      37,500            *

Belson, Jerome                          None           200,000     See Note 2       100,000     300,000   See Note 2

Benun, Morris                           None            12,500              *         6,250      18,750            *

Bridge Ventures, Inc.                See Note 3         50,000              *        25,000      75,000            *

Brown, Alexander Trust                  None            50,000              *        25,000      75,000            *

Brown, Richard                          None           250,000           3.0%       125,000     375,000         4.5%

Brown, Ronald R.                        None            12,500              *         6,250      18,750            *

Burton, Alan                            None            16,000              *         8,000      24,000            *

Carr, Frank B.                          None            25,000              *        12,500      37,500            *

Giamanco, Joseph                        None            50,000              *        25,000      75,000            *

Harvic Int'l Pens Plan                  None            25,000              *        12,500      37,500            *

Karsten, Robert                         None            25,000              *        12,500      37,500            *

Keys Foundation                         None           100,000     See Note 4        50,000     150,000   See Note 4

Lagano, Frances                         None            25,000              *        12,500      37,500            *

Lexer, Bernhard                         None            22,572              *        11,286      33,858            *

Orenstein, Daniel                       None            12,500              *         6,250      18,750            *

Prager, Tis                             None            25,000              *        12,500      37,500            *

Roselle, Joseph C.                      None            50,000     See Note 5        25,000      75,000   See Note 5

Ross, Harvey L.                         None            25,000              *        12,500      37,500            *

Schaffer, Ronald                        None            12,500              *         6,250      18,750            *

Sheeber, Marvin                         None            25,000              *        12,500      37,500            *

Teboul, Georgette                       None            75,000              *        37,500     112,500         1.5%

Wurditch, Josef                         None            14,286              *         7,143      21,429            *


                                       14


OTHER ISSUANCES OF AND WARRANTS.
--------------------------------

1) Issuances under the Company's Incentive Stock Option Plan in 1998 and 1999. Entries in Column E represent options granted (exercisable at $6.00 per share).





A.                                       B.                  C.             D.         E.         F.              G.

BROOKS, GLENROY                         NONE                 0              *         1,000      1,000            *
GUY, ELLA CECILA                        NONE                 0              *         1,000      1,000            *
HAMET, SUSAN                            NONE                 0              *        30,000     30,000            *
SHAH, MANESH                            NONE                 0              *        75,000     75,000            *
WANG, MIN FA                            NONE                 0              *         1,000      1,000            *
XHELO, MELINDA                          NONE                 0              *         1,000      1,000            *
DiFalco, Raymond                        None                 0              *        24,000     24,000            *





2) Options granted to advisors, officers and directors of the Company prior to the Company's merger in 1997. Numbers in Column E represent options granted
(exercisable at $2.00 per share)

A.                                      B.                    C.            D.       E.           F.            G.

Barrie Blauvelt                         None                  0             *       125,000    125,000         1.45%
Donald Pearson                          Director              0             *        18,750     18,750             *
John deNeufville                        None                  0             *        25,000     25,000             *
John Jackson                            None                  0             *       125,000    125,000         1.45%
John Robinson                           None                  0             *        25,000     25,000             *
Vijay Patel                             None                  0                      18,750     18,750             *





3) Options granted to advisors, officers and directors of the Company following to the Company's merger in 1997. Numbers in Column E represent options granted
(exercisable at $6.00 per share)

               A.                       B.                   C.             D.       E.           F.               G.

Barri Blauvelt                          None                 0              *                                      *
                                                                                     15,000      15,000
Donald Pearson                          Director             0              *                                      *
                                                                                     30,000      30,000
Harmon Aronson                          Director             0              *                                      *
                                                                                     30,000      30,000
Jerome Skelly                           None                 0              *                                      *
                                                                                     15,000      15,000
Mark Gittelman                          Secretary /          0              *                                      *
                                        Treasurer                                    10,000      10,000

Michael Freedman                        None                 0              *         5,000       5,000            *

4) Warrants granted to investors in the Company prior to the Company's merger in 1997. Numbers in Column E represent warrants granted (exercisable at $2.00 per share).





               A.                       B.                   C.             D.       E.           F.               G.

Vijay Patel                             None                 0              *       149,572     149,572        1.73%
Dashrath Patel                          None                 0              *        40,000      40,000            *


                                       15

<PAGE

5) Warrants granted pursuant to a Financial Consulting Agreement between the Company and Adolph Komorsky Associates dated October 1, 1998. Numbers in Column E represent Class A Warrants.





                A.                      B.              C.                 D.         E.         F.                G.

Paul M. Michaels                        None            0                  *         60,000      60,000            *
Lawrence S. Zaslow                      None            0                  *         60,000      60,000            *
Peter W. Adolph                         None            0                  *         60,000      60,000            *
Mark E. Komorsky                        None            0                  *         60,000      60,000            *
Andreas Ebner                           None            0                  *          5,000       5,000            *
Simon Goldman                           None            0                  *          5,000       5,000            *

6) Warrants granted pursuant to a Consulting Agreement between the Company and Saggi Capital Corporation dated August 1, 1997. Numbers in Column E represent Class B Warrants.





Smyth, Meadows & Harrange,
Inc.

                                        None            0             *             30,000        30,000      Note 6
Dutchess Foundation Vaduz               None            0             *            200,000       200,000      Note 6
Mayer Ballas, M.D.                      None            0             *             30,000        30,000           *


7)  Warrants  granted  pursuant  to certain  investors  in the  Company in 1999.
Numbers in Column E represent Class A Warrants.





Rickel Securities, Inc.                 None            0             *              1,250         1,250           *
Stanely Ast                             None            0             *              1,000         1,000           *
Myron Teitelbaum                        None            0             *             10,000        10,000           *
Frank B. Carr                           None            0             *            100,000       100,000      Note 7
Alan R. Cohen                           None            0             *              5,000         5,000           *

Note 1. For purposes of computing the percentage of securities held by each person, any security which such person or persons has the right to acquire within sixty days of September 24, 1999 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Percentages are rounded up to the nearest one-half percent.

Note 2. When the shareholder's holdings under the 1999 Private Placement are added to other shares and warrants already owned, he holds 7% of the total issued and outstanding securities.

Note 3. When the shareholder's holdings under the 1999 Private Placement are added to securities already owned, it holds 7.5% of the total issued and outstanding securities. Bridge Ventures is a consultant under terms of Consulting Agreement entered into between Elite Laboratories, Inc. and Bridge Ventures, Inc., dated as of August 1, 1997, and assumed by Elite Pharmaceuticals, Inc. as of November 7, 1997.

Note 4: When the shareholder's holdings under the 1999 Private Placement are added to securities already owned, it holds 3.5% of the total issued and outstanding securities.

Note 5. When the shareholder's holdings under the 1999 Private Placement are added to securities already owned, he holds 2.0% of the total issued and outstanding securities.

Note 6: Shareholder is an affiliate of Saggi. When the shareholder's holdings are added to securities already owned by Saggi or acquired as described in Note 7 below, it owns 4.5% of the total issued and outstanding securities.

Note 7: When the shareholder's holdings under the 1999 Private Placement are added to these securities, he holds 1.6% of the total issued and outstanding securities.

                                       16



                                USE OF PROCEEDS
                                ---------------

         The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders. See "Selling Shareholders". The Company will receive proceeds only upon the exercise of the Warrants or the Placement Agent Warrants by the holders thereof. If all of the warrants and options, the shares underlying which are registered hereunder, were exercised, there would be proceeds of $9,290,577. There can be no assurance as to when, if ever, any or all of such warrants and options will be exercised. Proceeds, if any, received from the exercise of the warrants and options will be used for working capital requirements and other general corporate purposes.

                                    DILUTION
                                   ----------

         There will be no dilution of the book value of the Common Stock since no additional shares are being issued as a result of this offering. There are outstanding options and warrants not offered hereunder which entitle the holders thereof to purchase shares of Common Stock at exercise prices ranging from $2.00 to $9.00; exercise of such options or warrants by the holders thereof may dilute the book value of the Common Stock if such warrants or options are exercised at a time when the book value of the Common Stock exceeds the exercise price.

                              PLAN OF DISTRIBUTION
                             ----------------------

         Any securities offered and sold pursuant hereto will be offered and sold from time to time by Selling Security Holders for their own accounts. The securities offered may be sold directly by the Selling Security Holders, or the Selling Security Holders may offer such securities through dealers or agents employed by them. The distribution of securities by Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated fees or commissions may be paid by the Selling Security Holders in connection with such sales of securities. The
Selling Security Holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

                                 17



         At the time a particular offer of securities is made by a Selling Security Holder, the Selling Security Holder must, to the extent required by law, deliver a prospectus setting forth the number of shares being offered, and the terms of the offering, including the name or names of any dealers or agents, if any, the purchase price paid by any person for shares purchased from the Selling Security Holder, and any discounts, commissions, or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public. The Selling Security Holders will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the time of purchases and sales by the Selling Security Holders.

         The Company is unaware of securities being offered other than for cash. No Selling Security Holder has the right to designate any of the Company's Board of Directors. No persons are or have been indemnified against liability arising under the Securities Act with respect to this offering of the Common Stock and Warrants, except to the extent that the Articles of Incorporation and Bylaws of the Company indemnify the members of its Board of Directors generally against civil, criminal and administrative actions against any director by reason of action taken by such person in his or her capacity as director. (See "Risk Factors - Limitation on Personal Liability of Directors"). The Company is unaware any contracts that any Selling Security Holder may have entered into with any dealer, underwriter or finder, or of any passive market making activity being contemplated or undertaken by any Selling Security Holder.

         Pursuant to the provisions under the Exchange Act and the rules and regulations thereunder, any persons engaged in a distribution of the Common Stock offered by this Prospectus may not simultaneously engage in market making activities with regard to the Common Stock of the Company during applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Security Holders.

                                       18




                                   MANAGEMENT
                                  ------------

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS.
---------------------------------------------------

The directors and executive officers of the Elite Pharmaceuticals and Elite Labs are identical, and are:

     NAME                             AGE        POSITION

     Atul M. Mehta                    50         President, Chief Executive
                                                 Officer and Director
     Donald Pearson                   64         Director
     Harmon Aronson                   56         Director
     Mark Gittelman                   39         Treasurer and Secretary


         Atul M. Mehta has been a director of Elite Labs since its inception in 1990, and a director of Elite Pharmaceuticals since 1997. There are no arrangements between any director or executive officer and any other person, pursuant to which the director or officer is to be selected as such. There is no family relationship between the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

         Dr. Mehta, the founder of Elite Labs, has been employed as the President of Elite Labs since 1990, and President of Elite Pharmaceuticals since 1997. Prior to that, he was Vice President at Nortec Development Associates, a company specializing in the development of food, pharmaceutical and chemical specialty products, from 1984 to 1989. From 1981 to 1984, he was associated with Ayerst Laboratories, a division of American Home Products Corporation in the solids formulation section as Group Leader. His responsibilities included development of formulations of ethical drugs for conventional and controlled-release dosage forms for both USA and international markets. He received his B.S. degree in Pharmacy with honors from Shivaii University, KoIhapur, India, and a BS, MS, and a Doctorate of Philosophy in Pharmaceutics from the University of Maryland in 1981. Other than Elite Labs, no company with which Mr. Mehta was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

         Mr. Pearson, Director, has been employed since 1997 as the President of Pearson & Associates, Inc., a company that provides consulting services to the pharmaceutical industry. Prior to starting Pearson & Associates, Mr. Pearson served for five years as the Director of Licensing at Elan Pharmaceuticals, and prior to that he was employed by Warner-Lambert for thirty years in various marketing, business development and licensing capacities. Mr. Pearson holds a B.S. in Chemistry from the University of Arkansas, and studied steroid chemistry at St. John's Univeristy. He has served on the informal advisory board of Elite Labs for several years; other than Elite Labs, no company with which Dr. Pearson was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

         Dr. Aronson, Director has been employed since 1997 as the President of Aronson Kaufman Associates, Inc. a New Jersey-based consulting firm that provides manufacturing, FDA regulatory and compliance services to the pharmaceutical and biotechnology companies. Its clients include US and international firms manufacturing bulk drugs and finished pharmaceutical dosage products who are seeking FDA approval for their products for the US

                                       19



Market. Prior to that, Dr. Aronson was employed by Biocraft Laboratories, a leading generic drug manufacturer, most recently in the position of Vice President of Quality Management; prior to that he held the position of Vice President of Non-Antibiotic Operations, where he was responsible for the manufacturing of all the firm's non-antibiotic products. Dr. Aronson holds a Ph.D. in Physics from the University of Chicago. Other than Elite Labs, no company with which Dr. Aronson was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

         Mark Gittelman, CPA, Treasurer of Elite, is the President of Gittelman & Co., P.C., an accounting firm. Prior to forming the company in 1984, he worked as a certified public accountant with the international accounting firm of KPMG Peat Marwick, LLP. Mr. Gittelman holds a B.S. in accounting from New York
University, and his Masters of Science in Taxation from Farleigh Dickinson University. He is a Certified Public Accountant licensed in New Jersey and New York, and is a member of the American Institute of Certified Public Accountants ("AICPA"), the Securities and Exchange Practice Section of the AICPA, and the New Jersey State and New York States Societies of CPAs. Other than Elite Labs, no company with which Mr. Gittelman was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS.
-----------------------------------------

No director, executive officer, or person nominated to become an executive officer or director, or control person has been the subject of any of the following actions taken during the past ten years and not subsequently reversed, suspended, vacated, annulled or otherwise rendered of no effect:

(a) bankruptcy or insolvency proceedings as described in Reg.
    Section 228.401(d)(1)(i);

(b) criminal proceedings as described in Reg.
    Section 228.401(d)(1)(ii);

(c) civil or  administrative  proceedings as described in Reg.
    Section 228.401(d)(1)(iii); or

(d) self-regulatory organization proceedings as described in Reg. Section 228.401(d)(1)(i).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
-----------------------------------------------------------------------
LIABILITIES.
------------
         The Articles of Incorporation and Bylaws of the Company contain provisions reducing the potential personal liability of the directors of the Company for certain monetary damages and providing for indemnity of directors. The Company is unaware of any present, pending or threatened litigation which would result in any liability for which a director would seek such indemnification or protection. In addition, the Company has a $5,000,000 liability insurance policy for directors and officers.

         The provisions affecting personal liability provide that the Company will indemnify its directors to the fullest extent permitted by Section 145 of the Delaware Corporation Law against (a) expenses (including attorney's fees) reasonably incurred in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding (and appeal therefrom) against any director, whether or not brought by or on behalf of the Company seeking to hold the director liable by reason of the fact that he was acting in such capacity; and (b) any reasonable payments made by him in satisfaction of

                                       20


any judgment, money decree, fine, penalty or settlement in such action, suit or proceeding. In that respect, the provisions diminish the potential right of action which might otherwise be available to shareholders by affording indemnification by the Company against most damages and settlement amounts paid by a director.

D&O LIABILITY INS
-----------------
         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

COMPENSATION.
-------------
SUMMARY EXECUTIVE COMPENSATION TABLE FOR YEARS 1997, 1998 AND 1999.
-------------------------------------------------------------------





      a                 b           c          d            e           f            g            h          i
  Name and          Calendar    Base         Bonus       Other      Restricted    Securities     LTIP     All other
  principal         Year(1)     Salary(2)                Annual     stock         Underlying     payouts  compen-
  position                                               Compen-    awards        options                 sation
                                                         sation

Atul M. Mehta         1999      $220,000         $0     $3,040(3)      --           --           --         --
  President           1998      $200,000    $20,000     $3,220(3)      --         300,000        --         --
                      1997      $180,000         $0     $1,795(3)      --         545,214(4)     --         --

 (1) Dr. Mehta's compensation is paid on a calendar year basis. The Company's fiscal year is from April 1 through March 31. (2) In fiscal years 1999, 1998 and 1997, Dr. Mehta's salary was allocated 75% to research and development and 25% to general administrative. (3) Represents use of a company car and premiums on life insurance on Dr. Mehta's life for the benefit of his wife paid by the Company. (4) 400,000 of the above options were initially to vest at the rate of 100,000 per year each year from 1996 through 2001; however, upon completion of the Private Placement, they became 100% vested; the remaining 125,000 options were initially to vest at the rate of 41,667 per year for each year from 1997 through 1999; however upon completion of the Private Placement, they became 100% vested.



EXECUTIVE OPTION GRANTS TABLE FOR FISCAL YEAR ENDED MARCH 31, 1999.
-------------------------------------------------------------------



       a                    b                         c                           d                    e

                  Number of Securities     % Grant Represents          Per-Share Exercise
     Name         Underlying Options       of Options to Employees     or Base Price           Expiration date

Atul M. Mehta            300,000(1)                 100%                        $7.00              12/31/03


(1) The number of securities  underlying the options vest at the following rate:
Options to purchase 100,000 shares vest December 31, 1998; options to purchase 100,000 shares vest December 31, 1999; and options to purchase 100,000 shares vest December 31, 2000;

                                       21




Aggregated Executive Option Exercises and Fiscal Year End OPTION/SAR VALUE TABLE
FOR FISCAL YEAR ENDED MARCH 31, 1999.

-----------------------------------------------------------


        a                    b              c                         d                             e

                                                         # of Securities Underlying       Value of Unexercised
                                                             Unexercised Options          In-the-Money Options/
                                                                  at FY-End                     at FY-End

      Name            Shares Acquired     Value                Exercisable/                  Exercisable/
                      on Exercise         Realized             Unexercisable(1)               Unexercisable

Atul M. Mehta              None            $0                  845,214/100,000            $7,249,747/550,000(2)

 (1) The number of securities underlying 520,000 options were initially shares of Elite Labs, but under the terms of the 1997 Private Placement, they were replaced with shares of Elite Pharmaceuticals.

 (2) The shares are unregistered, and their market value is unknown and uncalculable. However, the registered common stock of the Company is trading for $12.50 per share as of February 24, 2000. Based on that price, the maximum amount the shares of Common Stock could be worth is $10,565,175 (vested) and $1,250,000 (unvested). It is on this hypothetical value, less the exercise price per share, that the figure in column (e) is calculated. This figure may have no relation to the actual value of the unexercised options.



DIRECTOR COMPENSATION FOR FISCAL YEAR ENDING MARCH 31, 1999
------------------------------------------------------------



        a                  b                   c                 d                  e                  f

                                       Cash Compensation                                Security Grants
                                       -----------------                               -----------------


                        Annual                             Consulting or         Number      Number of Securities
      Name           Retainer Fee        Meeting Fees       Other Fees          of Shares     Underlying Options

Barri M. Blauvelt(1)      $0               $1,000(2)            $0                  0                  0

John W. Jackson(1)        $0               $1,000(2)            $0                  0                  0

(1) Director of Elite until its most recent annual meeting on September 2, 1999.

(2) Pursuant to a resolution of the Board of Directors of the company as of February 11, 1998, under the terms of which all non-affiliated directors will receive $1,000 as compensation for each meeting personally attended.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS
----------------------------------------------------------------

         The Company entered into an employment contract with Atul M. Mehta, effective January 1, 1996. Pursuant to the employment agreement, as amended, Dr. Mehta is employed full time as President and CEO of the company. The agreement will remain in effect until December 31, 2000, and will then be renewed for an additional five years unless notice is given by either party, in which case it will be renewed for successive one year terms. Under the terms of the agreement, Dr. Mehta agrees to devote a sufficient amount of his business time to diligently perform his obligations. His base salary under the agreement is $165,000 in calendar year 1996, $180,000 in calendar year 1997,

                                       22



$200,000 in calendar year 1998, with a raise in 1999 and 2000 to be determined by the Board of Directors, but not to be less than 5% of the preceding year's salary. Dr. Mehta's salary in 1999, as established by the Board, was $220,000, and in 2000, it will be $242,000. (In fiscal years 1998 and 1997, Dr. Mehta's salary was allocated 75% to research and development and 25% to general administrative.) Under the agreement, Dr. Mehta is entitled to a bonus equal to five percent of the net profits of the company; to health insurance for him and his dependents; term life insurance in a minimum amount of $300,000 for the benefit of his spouse or estate; and any benefits provided to employees generally, including any incentive stock option plans. He also became entitled to receive options on January 1 of each year beginning with January 1, 1996 through January 1, 2001, to purchase 100,000 shares of Common Stock at $2.00 per share; upon completion of the Private Placement, these options immediately vested. The agreement provides that, in the event that Dr. Mehta loses his job as a result of a change of control in the Company, he will be entitled to the present value of all salary, bonuses and deferred compensation through the earlier of May 22, 2001 or three years following his termination.

         Dr. Mehta is required to refrain from competing with the Company during the term of the Agreement.

                             PRINCIPAL SHAREHOLDERS
                            ------------------------

         THE FOLLOWING TABLE SETS FORTH THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS(1) and management as of the date of this prospectus with respect to the beneficial ownership of the Companies Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) the officers and directors of the Company as a group.





        a                                b                                   c                     d
 Title of Class                Name and Address of                 Amount and Nature of         Percent of Class
                                 Beneficial Owner                  Beneficial Ownership

VOTING COMMON              ATUL M. MEHTA, DIRECTOR/OFFICER              2,332,814(2)              25.2%
                           165 Ludlow Avenue
                           Northvale, New Jersey 07647

VOTING COMMON              JOHN DE NEUFVILLE, TRUSTEE                     925,000(3)              10.8%
                           Margaret deNeufville Revocable Trust
                           197 Meister Avenue
                           North Branch, NJ  08876

Voting Common              Bakul and Dilip Mehta                          630,000                  7.4%
                           P.O. Box 438
                           Muscat, Sultanate of Oman

VOTING COMMON              BRIDGE VENTURES, INC.                          535,918(4)               6.0%
                           575 Lexington Avenue, Ste. 410
                           New York, NY 10022

VOTING COMMON              VIJAY PATEL                                    441,036(5)               5.1%
                           19139 Pebble Court
                           Woodbridge, CA 95258

                                       23


VOTING COMMON              MARK GITTELMAN                                  10,000(6)                <1%
                           300 Colfax Ave
                           Clifton, NJ 07013

VOTING COMMON              DONALD PEARSON                                  18,750(7)                <1%
                           530 Forest Pkwy # A
                           Forest Park, GA 30297

VOTING COMMON              OFFICERS AND DIRECTORS AS A GROUP            2,361,564(8)              25.4%


(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days of September 24, 1999. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

 (2) Includes (i) 6,300 shares held by Dr. Mehta C/F Amar Mehta; (ii) 6,300 shares held by Dr. Mehta C/F Anand Mehta; and (iii) options to purchase 745,214 shares of Common Stock.

(3) Represents (i) 900,000 shares of Common Stock held by the Margaret de Neufville Revocable Trust, of which Mr. de Neufville is Trustee, and (ii) options held by Mr. de Neufville to purchase 25,000 shares of Common Stock.

 (4) Includes (i) 20,823 shares owned by SMACs Holding Company, an Affiliate of Bridge Ventures, Inc., (ii) 55,000 shares owned by the Bridge Ventures, Inc. defined benefit plan and (iii) warrants to purchase 380,750 shares of Common Stock held by Bridge Ventures, Inc.

(5) Includes options to purchase 18,750 shares of Common Stock and warrants to purchase 117,286 shares of Common Stock.

(6)      Represents options to purchase 10,000 shares of Common Stock.

(7)      Represents options to purchase 18,750 shares of Common Stock.

(8)      Includes options to purchase 773,964 shares of Common Stock.


                            DESCRIPTION OF SECURITIES
                          ----------------------------

         Elite Pharmaceuticals has 25,000,000 shares of common stock authorized. There are 8,561,539 shares of Common Stock outstanding, and an additional 4,643,827 shares of Common Stock are subject to outstanding options or warrants to purchase said shares. Of such outstanding shares, 4,787,600 shares of such Common Stock could be sold pursuant to Rule 144 under the Securities Act, subject to the volume and time limitations contained therein; 2,200,000 have been registered under the Company's 1998 Registration Statement on form SB-2; and 448,791 shares of Common Stock were previously registered under the name of Prologica International, Inc. The shares, options and warrants are held by approximately 650 security holders.

                                       24


DESCRIPTION OF COMMON STOCK.
----------------------------

The Common Stock registered is the sole class of stock in the Company. The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders and do not have cumulative voting rights for the election of directors. The Common Stock has no conversion rights and includes no preemptive subscription, conversion, redemption or other rights to subscribe for additional securities. The holders of the Common Stock will be entitled to receive dividends, if any, as may be declared by the Board of Directors out of legally available funds and to share pro rata in any distribution to the stockholders, including any distribution upon liquidation, dissolution or winding up of the Company subject to the rights of any holders of Preferred Stock, if any Preferred Stock is ever issued. All outstanding Common Stock and the Shares issuable upon exercise of the Warrants, upon issuance and when paid for, will be duly authorized, validly issued, fully paid and nonassessable.

         The Company has not, to date, paid any cash dividends upon its Common Stock and does not expect to declare or pay any dividends.

WARRANTS.
---------

         The Company is also registering 250,000 Class A Warrants, each of which entitles the holder to purchase one share of Common Stock at an exercise price of $6.00 during the five-year period commencing June 26, 1998. There are currently warrants and options issued and outstanding exercisable for 4,643,827 shares of Common Stock, including the Warrants being Registered, although not all warrants or options outstanding have the same exercise rights, exercise period or exercise price as those being registered. No fractional shares will be issued upon exercise of the Warrants. However, if a Warrant Holder exercises all Warrants then owned of record by him or her, the Company will pay to such holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date

         The Company also has outstanding certain Class B Warrants, none of which are being registered hereunder. Each Class B Warrant entitles the holder to purchase one share of Common Stock at $5.00 during the five year period commencing June 1999.

TRANSFER AGENT.
---------------

         The transfer agent and registrar for the Company's Common Stock and Warrants registered hereunder is Jersey Transfer and Trust Company, 201 Bloomfield Avenue, Verona, New Jersey, 07044.

TRADING MARKET.
---------------

         There is currently a limited trading market for Common Stock on the American Stock Exchange and the Warrants on the NASD OTC Bulletin Board.

                               EXPERTS AND COUNSEL
                             ----------------------

COUNSEL.
--------

         The legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by James, McElroy & Diehl, P.A, 600 South College Street, Charlotte, North Carolina 28202.

                                       25


EXPERTS.
--------

         The consolidated financial statements of Elite Pharmaceuticals, Inc. and Subsidiary included in the Company's Prospectus for the years ended March
31, 1999 and 1998, have been audited by Miller, Ellin & Company, LLP, independent auditors, to the extent and for the periods set forth in their report dated May 24, 1999, and June 14, 1999, as to Note 2, appearing elsewhere herein, and is included in reliance upon the report of said firm given upon their authority as experts in accounting and auditing.

INTERESTS OF EXPERTS AND COUNSEL
--------------------------------

         Neither (a) any expert named in the Registration Statement as having prepared or certified any part of the Registration Statement or a report, or valuation to be used in connection with the Registration Statement, nor (b) any counsel for the Company named in the Prospectus as having given an opinion on the validity of the securities being registered or on other legal matters in connection with the Registration or the Offering, (i) was employed for that purpose on a contingency basis; (ii) had at any time prior hereto, or is to receive in connection with the offering; a substantial interest, direct or indirect, in the Company, its parents or subsidiaries; or (iii) was connected with the Company or any of its parents or subsidiaries as a promoter, managing underwriter, or principal underwriter, voting trustee, director, officer or employee.

                                       26


                             DESCRIPTION OF BUSINESS
                            -------------------------

ELITE PHARMACEUTICALS, INC.'S BUSINESS.
---------------------------------------

         Elite Pharmaceuticals' predecessor, Prologica International, Inc., was incorporated in the State of Pennsylvania on April 20, 1984. From the time of its incorporation, and the completion of its initial public offering in August 1988, until the date of its merger with Elite Pharmaceuticals, Prologica engaged in no business other than searching for suitable acquisitions. Except for Elite Pharmaceuticals, it located no such acquisitions. Elite Pharmaceuticals was incorporated in the State of Delaware on October 1, 1997, for the purpose of merging with Prologica in order to change the name and state of incorporation of Prologica. (Prior to the merger, Prologica underwent a three-for-one reverse split on October 9, 1997.) Elite Pharmaceuticals survived the merger with Prologica; Prologica ceased to exist at the time of the merger on October 24, 1997. Contemporaneous with the merger of Elite Pharmaceuticals and Prologica, Elite Labs (the business of which is described below) merged with a wholly owned subsidiary of Prologica, HMF. HMF was incorporated on August 1, 1997 for the purpose of providing a vehicle into which Elite Labs could merge. Elite Labs and HMF merged on October 30, 1997. (Prior to the merger, Elite Labs underwent a two-for-one forward split on August 21, 1997.) Elite Labs survived the merger with HMF and HMF ceased to exist subsequent to the merger. The net result of the two mergers is that Prologica and HMF have ceased to exist, and Elite Pharmaceuticals owns one hundred percent of the stock of Elite Labs. Such stock ownership is Elite Pharmaceuticals' sole business.

There were no promotors of Elite Pharmaceuticals prior to its incorporation.

Neither Elite Pharmaceuticals nor Prologica had had any operating revenue for the three years preceding the merger. At the present time, Elite Pharmaceuticals has no plans to conduct any other business apart from the ownership of Elite Labs. None of the proceeds of the current offering will inure to the benefit of Elite Pharmaceuticals or Elite Labs.

ELITE LABORATORIES, INC.'S BUSINESS.
-------------------------------------

Elite Laboratories, Inc. was incorporated in the State of Delaware on August 23, 1990. As described above, on October 30, 1997, one hundred percent of the stock of Elite Labs was acquired by Elite Pharmaceuticals, Inc. via the merger between Elite Labs and HMF. With that exception, no acquisition or disposition of any material assets, nor any material changes in the method of conducting business have incurred since its incorporation.

PRODUCTS AND MARKETS
---------------------

Elite Labs primarily engages in researching, developing, licensing, manufacturing, and marketing proprietary drug delivery systems and products. Elite Labs' drug delivery technology involves releasing a drug into the bloodstream or delivering it to a target site in the body over an extended period of time or at predetermined times. Such products are designed to allow drugs to be administered less frequently, with reduced side effects and, in certain circumstances, in reduced dosages. Elite Labs has concentrated on developing orally administered controlled release products. Elite Labs primarily targets existing controlled release drugs that are reaching the end of their exclusivity period, and works to develop

                                       27


cheaper generic controlled-release version of those drugs. Six controlled release products developed by Elite Labs are at various stages of testing. The products include drugs which provide therapeutic benefits for angina and hypertension, a nonsteroidal analgesic drug, and one which appears to lower blood glucose by stimulating insulin from the pancreas. None of these products have yet been approved by the FDA, and Elite therefore does not yet market any products.

Elite Labs also engages in contract research and development activities sponsored by several other pharmaceutical companies.

Controlled drug delivery of a pharmaceutical compound is a relatively new concept which offers a safer and more effective means of administering drugs through releasing a drug into the bloodstream or delivering it to a certain site in the body at predetermined rates or predetermined times. Its goal is to provide more effective drug therapy while reducing or eliminating many of the side effects associated with conventional drug therapy.

In the United States and European health care communities, a great deal of interest has been evident in the area of new drug delivery systems. Several pharmaceutical products have been introduced as oral controlled-release dosage forms, both as tablets and as capsules.

RESEARCH AND DEVELOPMENT COSTS.
-------------------------------

Elite Labs spent approximately $1,273,445 in fiscal year ending March 31, 1999, and $541,164 in fiscal year ending March 31, 1998 on research and development activities. As Elite Labs does not yet sell any of its products, no part of the cost of such research was passed on to consumers of Elite Labs' products.

DISTRIBUTION  METHODS  OF  PRODUCTS  OR  SERVICES.
--------------------------------------------------

As yet, Elite Labs has not developed nor needed an elaborate method of distribution of products or services.

COMPETITIVE BUSINESS CONDITIONS AND ISSUER'S COMPETITIVE POSITION.
-------------------------------------------------------------------

         Elite Labs competes in two related but distinct markets: It performs contract research and development work regarding controlled-release drug technology for large pharmaceutical companies, and it seeks to develop and market (either on its own or by licensure to other companies) proprietary controlled-release pharmaceutical products. In both arenas, Elite's competition consists of those companies which are able (or are perceived as able) to develop controlled-release drugs.

In recent years, an increasing number of pharmaceutical companies have become interested in the development and commercialization of products incorporating advanced or novel drug delivery systems. The Company expects that competition in the field of drug delivery will significantly increase in the future since smaller, specialized research and development companies are beginning to concentrate on this aspect of the business. Some of the major pharmaceutical companies have invested and are continuing to invest significant resources in the development of their own drug delivery systems and technologies and some have invested funds in such specialized drug delivery companies. Many of these companies have greater financial and other resources as well as more experience than the Company in commercializing

                                       28


pharmaceutical products. A comparatively small number of companies have a track record of success in developing controlled-release drugs. Significant among these are Alza Corporation, Andrx, Elan Corporation, Biovail Corporation, Faulding, Schering, KV Pharmaceutical, Forest Laboratories, etc. Each of these companies have developed expertise in certain types of drug delivery systems, although such expertise does not carry over to developing a controlled-release version of all drugs. Such companies may develop new drug formulations and products or may improve existing drug formulations and products more efficiently than the Company. While the Company's product development capabilities and patent protection may help the Company to maintain its market position in the field of advanced drug delivery, there can be no assurance that others will not be able to develop such capabilities or alternative technologies outside the scope of the Company's patents if any, or that even if patent protection is obtained, such patents will not be successfully challenged in the future. In addition, it must be noted that almost all of the Company's competitors have vastly greater resources than the Company.

SOURCES AND AVAILABILITY OF RAW MATERIAL.
-----------------------------------------

The Company is not yet in the manufacturing phase of any product and therefore does not have a requirement for significant amounts of raw materials. It currently obtains what limited raw materials it needs from over twenty suppliers.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS.
-------------------------------------------

Each year, the Company has had some customers that have accounted for a large percentage of its sales. It is the intention of the Company to expand its business to service a greater number of customers at one time.

PATENTS, TRADEMARKS, ROYALTY AGREEMENTS ETC..
----------------------------------------------

Elite Labs has received Notices of Allowance from the U.S. Patent and Trademark Office for the following trademarks: Albulite CR, Nifelite CR, Diltilite CD, Ketolite CR, Verelite CR and Glucolite CR.

On February 16, 1999, Elite was awarded a patent on its controlled-release formulation of nifedipine (U.S. Patent No.5,871,776). The United States market for controlled-release nifedipine is approximately one billion dollars. On May 11, 1999,Dr. Mehta was awarded a patent for method of preparation of controlled release nefedipine formulations (U.S. Patent No.5,902,632), and on November 18, 1998, he was awarded a patent for the pulsed-release delivery system for methyphenidate (U.S.Patent No. 5,837,284). This latter patent was assigned to Celgne Corporation; however, Elite retained certain manufacturing rights for methylphenidate, as well as rights for the pulsed-release technology with regard to all non-methylphenidate drugs.

The Company intends to apply for patents for other products in the future; however, there can be no assurance that these or any future patents will be granted. The Company believes that future patent protection of its technologies and processes and of its products may be important to its operations. The success of the Company's products may depend, in part, upon the Company's ability to obtain strong patent protection. There can be no assurance, however,

                                       29


that these patents, if issued, or any additional patents will prevent other companies from developing similar or functionally equivalent dosage forms of products. Furthermore, there can be no assurance that (i) any additional patents will be issued to the Company in any or all appropriate jurisdictions, (ii) the Company's patents will not be successfully challenged in the future, (iii) the Company's processes or products do not infringe upon the patents of third parties or (iv) the scope and validity of the Company's patents will prevent third parties from developing similar products. Although a patent has a statutory presumption of validity in the United States, there can be no assurance that patents issued covering the Company's technologies will not be infringed upon or successfully avoided through design innovation or by the challenge of that presumption of validity. Finally, there can be no assurance that products utilizing the Company's technologies, if and when issued, will not infringe patents or other rights of third parties. It is also possible that third parties will obtain patents or other proprietary rights that might be necessary or useful to the Company. In cases where third parties are first to invent a particular product or technology, it is possible that those parties will obtain patents that will be sufficiently broad so as to prevent the Company from using such technology or from marketing such products.

         In addition, the Company consistently enters into confidentiality agreements with its employees and business partners; it is currently a party to well over one hundred such agreements. A representative copy of such an agreement is attached hereto.

GOVERNMENT REGULATION AND APPROVAL
-----------------------------------

The design, development and marketing of pharmaceutical compounds, those activities on which the Company's success depends, are intensely regulated by governmental regulatory agencies, including the Food and Drug Administration. Non-compliance with applicable requirements can result in fines and other judicially imposed sanctions, including product seizures, injunction actions and criminal prosecution based on products or manufacturing practices that violate statutory requirements. In addition, administrative remedies can involve voluntary withdrawal of products, as well as the refusal of the Government to enter into supply contracts or to approve abbreviated new drug applications ("ANDAs") and new drug applications ("NDAs"). The FDA also has the authority to withdraw approval of drugs in accordance with statutory due process procedures.

Before a drug may be marketed, it must be approved by the FDA. Because Elite Labs has concentrated, during the first few years of its business operations, on developing products which are intended to be bio-equivalent to existing controlled-release formulations, the Company expects that most of its drug products will require ANDA filings: FDA approval procedure for an ANDA relies on bio-equivalency tests which compare the applicant's drug with an already approved reference drug, rather than with clinical studies. There can be no marketing in the United States of a product for which ANDA is required until it has been approved by the FDA.

                                       30


The FDA approval procedure for an NDA is a two-step process. During the Initial Product Development stage, an investigational new drug ("IND") for each product is filed with the FDA. A 30-day waiting period after the filing of each IND is required by the FDA prior to the commencement of initial (Phase I) clinical testing in healthy subjects. If the FDA does not comment on or question the IND within such 30-day period, initial clinical studies may begin. If, however, the FDA has comments or questions, the questions must be answered to the satisfaction of the FDA before initial clinical testing can begin. In some instances this process could result in substantial delay and expense. Phase I studies are intended to demonstrate the functional characteristics and safety of a product.

After Phase I testing, extensive efficacy and safety studies in patients must be conducted. After completion of the required clinical testing, an NDA is filed, and its approval, which is required for marketing in the United States, involves an extensive review process by the FDA. The NDA itself is a complicated and detailed document and must include the results of extensive clinical and other testing, the cost of which is substantial. While the FDA is required to review applications within 180 days of their filing, in the process of reviewing applications, the FDA frequently requests that additional information be submitted and starts the 180-day regulatory review period anew when the requested additional information is submitted. The effect of such request and subsequent submission can significantly extend the time for the NDA review process. Until an NDA is actually approved, there can be no assurance that the information requested and submitted will be considered adequate by the FDA to justify approval. The packaging and labeling of all Company developed products are also subject to FDA regulation. It is impossible to anticipate the amount of time that will be required to obtain approval from the FDA to market any product. The time period to obtain FDA approval of the ANDA may range from approximately 12 to 36 months while that for an NDA may range from 12 to 24 months.

Whether or not FDA approval has been obtained, approval of the product by comparable regulatory authorities in any foreign country must be obtained prior to the commencement of marketing of the product in that country. All marketing in territories other than the United States shall be conducted through other pharmaceutical companies based in those countries. The approval procedure varies from country to country, can involve additional testing, and the time required may differ from that required for FDA approval. Although there are some procedures for unified filings for certain European countries, in general each country has its own procedures and requirements, many of which are time consuming and expensive. Thus, there can be substantial delays in obtaining required approvals from both the FDA and foreign regulatory authorities after the relevant applications are filed. After such approvals are obtained, further delays may be encountered before the products become commercially available.

All facilities and manufacturing techniques used for the manufacture of products for clinical use or for sale must be operated in conformity with Good
Manufacturing Practice ("GMP") regulations. In the event the Company shall engage in manufacturing, it will be required to operate its facilities in accordance with GMP regulations. If the Company shall hire another company to perform contract manufacturing for it, it must take steps to ensure that its contractor's facilities conform to GMP regulations.

                                       31


Under the Generic Drug Enforcement Act, ANDA applicants (including officers, directors and employees) who are convicted of a crime involving dishonest or fraudulent activity (even outside the FDA regulatory context) are subject to debarment. Debarment is disqualification from submitting or participating in the submission of future ANDAs for a period of years or permanently. The Generic Drug Enforcement Act also authorizes the FDA to refuse to accept ANDAs from any company which employs or uses the services of a debarred individual. The Company does not believe that it receives any services from any debarred person.

The Company is governed by federal, state, and local laws of general applicability, such as laws relating to working conditions and environmental protection. The Company estimates that it spends approximately $3,000.00 per year in order to comply with applicable environmental laws. The Company is also licensed by, registered with, and subject to periodic inspection and regulation by the DEA and New Jersey state agencies, pursuant to federal and state legislation relating to drugs and narcotics. Certain drugs that the Company may develop in the future may be subject to regulation under the Controlled Substances Act and related Statutes. At such time as the Company begins manufacturing products, it may become subject to the Prescription Drug Marketing Act, which regulates wholesale distributors of prescription drugs.

EMPLOYEES.
----------

Elite has eight full-time employees and three part-time employees. Its full-time employees are engaged in administrative, research and development; its part-time employees are engaged in research and development. The Company believes its employee relations to be satisfactory; it is not a party to any labor agreements and none of its employees are represented by a labor union. Elite Pharmaceuticals does not have any employees except its President/CEO. Elite Labs believes its employee relations to be satisfactory; it is not a party to any labor agreements and none of its employees are represented by a labor union. Atul M. Mehta is the sole significant employee of the Company at this time. In fiscal years 1999 and 1998, his salary was allocated 75% to research and development and 25% to general administrative.

EMPLOYEE INCENTIVE STOCK OPTION PLAN.
-------------------------------------

On August 7, 1997, the shareholders of the Elite Labs approved the Company's Incentive Stock Option Plan ("Plan"). The purpose of the Plan is to promote the success of the Company by providing a method wherein eligible employees may be awarded additional remuneration for services rendered.The Plan provides that the maximum number of shares of Common Stock reserved for awards thereunder shall be 625,000. The purpose of this stock option plan (this "Plan") is to secure for the company and its stockholders the benefits which flow from providing key employees and officers with the incentive inherent in common stock ownership. The stock options granted under the Plan are intended to qualify as incentive stock options within the meaning of Internal Revenue Code Section 422. The total number of shares of common stock to be subject to the options granted pursuant to the Plan shall not exceed 625,000 shares. The plan is administered by the Board of Directors. The purchase price per share of Stock purchasable under options granted pursuant to the Plan shall not be less than 100% of the fair market value at the time the options are granted. The purchase price per share of Stock purchasable under options granted pursuant to the Plan to a person who owns more than 10 percent of the voting power of the company's

                                       32


voting stock shall not be less than 110% of the fair market value at the time the options are granted. No option granted pursuant to this Plan shall be exercisable after the expiration of ten years from the date it is first granted. No option granted pursuant to this Plan to a person who owns more than 10 percent of the voting power of the company's voting stock will be exercisable after the expiration of five years from the date it is first granted.

         In December 1998, Atul M. Mehta was awarded options to purchase 300,000 shares of Common Stock under the Incentive Stock Option Plan. The options are to vest over three years beginning December 1998. The exercise price for the options is $7.00 per share. In December 1998, Robert Deline was awarded options to purchase 75,000 shares; however, his employment was terminated prior to any such shares vesting. In July 1999, Susan Hamet was awarded options to purchase 30,000 shares, such options vesting over three years beginning March 2000. Also in July 1999, the following employees were each awarded options to purchase 1,000 shares, exercisable at $6.00 and vesting July 1, 2000: GlenRoy Brooks, Melinsa Xhelo, Min Fa Wang, and Ella Cecilia Guy. In December, 1999, Raymond DiFalco was awarded options to purchase 24,000 shares at $6.00 per share; and in January 2000, Paul Jones was awarded options to purchase 15,000 shares at $9.00 per share.

LEGAL PROCEEDINGS
------------------

         Neither Elite Pharmaceuticals nor Elite Labs is involved in or the subject of any current or aware of any pending legal proceedings, nor is any of the property of either company the subject of any such legal proceedings.

PROPERTY
---------

Both Elite Pharmaceuticals and Elite Labs are located at 165 Ludlow Avenue, Northvale, New Jersey, where the Company owns a piece of real property and improvements for use as a laboratory and offices.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
             RESULTS OF OPERATION OF THE COMPANY AND ITS SUBSIDIARY

INTRODUCTION

         Elite Pharmaceuticals' predecessor , Prologica International, Inc., was incorporated in the State of Pennsylvania on April 20, 1984. From the time of its incorporation, and the completion of its initial public offering in August 1988, until the date of its merger with Elite Pharmaceuticals, Prologica engaged in no business other than searching for suitable acquisitions. Except for Elite Pharmaceuticals, it located no such acquisitions. Elite Pharmaceuticals was incorporated in the State of Delaware on October 1, 1997, for the purpose of merging with Prologica in order to change the name and state of incorporation of Prologica. (Prior to the merger with Elite Pharmaceuticals, Prologica underwent a three-for-one reverse split of its stock.) Elite Pharmaceuticals survived the merger with Prologica; Prologica ceased to exist at the time of the merger on October 24, 1997. Contemporaneous with the merger of Elite Pharmaceuticals and Prologica, Elite Labs (described below) merged with a wholly owned subsidiary of Prologica, HMF. HMF was incorporated on August 1,

                                       33


1997 for the purpose of providing a vehicle into which Elite Labs could merge. Elite Labs and HMF merged on October 30, 1997. (Prior to the merger with HMF, Elite Labs underwent a two-for-one forward split of its stock.) Elite Labs survived the merger with HMF and HMF ceased to exist subsequent to the merger. The net result of the two mergers is that Prologica and HMF have ceased to exist, and Elite Pharmaceuticals owns one hundred percent of the stock of Elite Labs. Such stock ownership is Elite Pharmaceuticals' sole business.

         Elite Labs was incorporated in the State of Delaware on August 23, 1990. As described above, on October 30, 1997, one hundred percent of the stock of Elite Labs was acquired by Elite Pharmaceuticals, Inc. With that exception, no acquisition or disposition of any material assets, nor any material changes in the method of conducting business have incurred since its incorporation.

         Elite Labs, now a wholly owned subsidiary of Elite Pharmaceuticals, engages in the research, development, licensing, manufacturing and marketing of both new and generic controlled-release pharmaceuticals products. Elite Labs is a 100% owned subsidiary of Elite Pharmaceuticals, Inc. The Company has developed six oral controlled release pharmaceutical products to varying stages of the development process, and three other products are in the testing phase. The rights under an option previously granted to a multinational company have reverted back to the Company. To date, the Company owns rights to all products developed by it other than d-methylphenidate or methylphenidate pulsed release formulation which has been assigned to Celgene Corporation, but over which Elite retains certain manufacturing rights.

         Elite Labs has also conducted several research and development projects on behalf of several large pharmaceuticals companies. These activities have generated only limited revenue for Elite Labs to date.

         The Company plans to focus its efforts on the following areas: (i) to receive FDA approval for one or all nine of the oral controlled release pharmaceutical products already developed, either directly or through other companies; (ii) to commercially exploit these drugs either by licensure and the collection of royalties, or through the manufacturing of tablets and capsules using the formulations developed by the Company, and (iii) to continue the development of new products and the expansion of its licensing agreements with other large multinational pharmaceutical companies including contract research and development projects.

         To effectively achieve its goals, the Company has recently purchased an office and laboratory facility in Northvale, New Jersey, and has moved its operations to this facility. This facility is larger and better suited to Elite's needs than its prior, leased, space, and will increase the space available to conduct further research and development and scale-up, and possibly for the eventual manufacturing of its products.

                                       34


                       RESULTS OF CONSOLIDATED OPERATIONS
            YEAR ENDED MARCH 31, 1999 VS. YEAR ENDED MARCH 31, 1998.


         Elite's revenues for the year ended March 31, 1999 were $150,412, an increase of $98,454, or approximately 189%, over the comparable period of the prior year. Net revenues primarily consisted of license fees of $150,000 (compared with $20,000 for the comparable period of the prior year), and consulting and test fees of $412 (compared with $ 31,968 for the comparable period of the prior year).

         General and administrative expenses for the year ended March 31, 1999 were $621,712, an increase of $285,649, or approximately 85% from the comparable period of the prior year. The increase in general and administrative expenses was substantially due to legal fees, consulting fees, salaries and interest paid on a capital lease. General and administrative expenses expressed as a percentage of revenues was approximately 413% for the year ended March 31, 1999 as compared to 647% for the comparable period of the prior year.

         Research and development costs for the year ended March 31, 1999, were $1,273,445, an increase of $732,281, or approximately 135%, from the comparable period of the prior year. The increase in research and development costs can be attributed to increases in salaries, laboratory raw materials and supplies and payments for biostudies on drug technologies developed by the Company. These increases have been made possible principally because of the Company raising equity in its recent private placement offering, and reflects increased efforts to develop drug release products and technology in accordance with management's plan of operations.

         Elite's net loss for year ended March 31, 1999 was $1,661,881, as compared to $788,591 for the comparable period of the prior year. The increase in the net loss was primarily due to increased internal research and development costs and general and administrative expenses.

         NINE MONTHS ENDED DECEMBER 31, 1999 AND DECEMBER 31, 1998 (UNAUDITED)

         Elite's revenues for the period ended December 31, 1999 were $6,908, a decrease of $147,314 or approximately 96% over the comparable period of the prior year. Net revenues primarily consisted of consulting and tests fees of $6,293 and contract research and development fees of $615 (compared with $150,000 of licensing fees and $4,222 of consulting and test fees for the comparable period of the prior year).

         General and administrative expenses for the period ended December 31, 1999 were $721,057, an increase of $246,950, or approximately 52% from the comparable period of the prior year. The increase in general and administrative expenses was substantially due to

                                       35


legal and consulting fees. General and administrative expenses expressed as a percentage of revenues was approximately 10,438% for the period ended December 31, 1999 as compared to 307% for the comparable period of the prior year.

         Research and development costs for the period ended December 31, 1999, were $1,532,925, an increase of $769,725 or approximately 101% from the comparable period of the prior year. The increase in research and development costs can be attributed to increases in laboratory raw materials, supplies, payments to clinical organizations for conducting biostudies on drug products developed by the Company, and new hires. These increases have been made possible principally because of the Company raising equity in its recent private placement offering and incurring debt in connection with the issuance of New Jersey Economic Development Authority (NJ EDA) Bonds, and reflects increased efforts to develop drug release products and technology in accordance with management's plan of operations.

         Elite's net loss for period ended December 31, 1999 was $2,167,297 as compared to $988,843 for the comparable period of the prior year. The increase in the net loss was primarily due to increased internal research and development costs, and general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

         From inception through March 31, 1998, cash flow from financing activities principally came from the issuance of common stock, initially from a private placement on August 15, 1991. Subsequently, the Company raised additional funds from common stock issuance and received a loan from a related party in the amount of $100,000. This loan was subsequently repaid during the eight months ended November 30, 1997.

         During the fiscal year ended March 31, 1998, the Company raised an additional $5,232,061 (net of offering costs of $767,939) in cash flows from financing activities through the issuance of common stock and warrants in a private placement offering beginning on September 15, 1997 and concluding on November 30, 1997.

         The Company estimates that the net proceeds from the private placement offering will be sufficient to meet its cash requirements for a period of between 18 and 24 months following the date of the closing of the private placement offering. However, there can be no assurance that unexpected future developments may result in the Company requiring additional financing or, that if required, additional financing will be available to the Company.

         For the year ended March 31, 1999, net cash of $1,455,607 was used in operating activities due to the Company's net loss of $1,661,881; decreased by decreases in the Company's contract revenues receivable and by increases in accrued expenses and other liabilities. For the year ended March 31, 1998, net cash of $739,199 was used in operating activities as a result of the Company's net loss of $788,591.

                                       36


Material Changes in Financial Condition

     The Company's working capital (total current assets less total current liabilities), which was $1,364,564 as of March 31, 1999, increased to $4,890,941 as of December 31, 1999. The increase in working capital was primarily due to the Company raising equity in its May 1999 private placement offering and incurring debt in connection with the issuance of NJ EDA Bonds.

     The Company experienced negative cash flow from operations of $2,238,950 for the period ended December 31, 1999 due to the Company's net loss of $2,167,297.

YEAR 2000 COMPUTER SYSTEMS COMPLIANCE

         Many older computer software programs refer to years in terms of their final two digits only. Such programs may interpret the year 2000 (Y2K) to mean the year 1900 instead. If not corrected, those programs could cause date-related transaction failures. The Company, in conjunction with outside vendors is in the process of evaluating its Y2K readiness, and remediating or replacing the Company's systems. The Company's computer systems are comprised principally of microcomputers and laboratory equipment utilizing microprocessors and/or software or firmware. The Company believes that an assessment as to the date-sensitive nature of the laboratory computers will be complete with a plan to replace those machines if necessary by the end of 1999. The Company anticipates spending less than $100,000 on the systems upgrades.

Because the Company's Y2K compliance is dependent upon key third parties also being Year 2000 compliant on a timely basis, there can be no guarantee that the Company's efforts will prevent a material adverse impact on its results of operations, financial condition or cash flows. If the Company's systems or those of key third parties are not fully Y2K functional, disruptions in operations could occur. Such disruptions could result in delays in the distribution of product, errors in customer order taking, disruption of clinical activities or delays in product development. These consequences could have a material adverse impact on the Company's results of operations, financial condition and cash flows. The Company is in the process of developing contingency plans aimed at ameliorating such disruptions, to the extent practicable.

         The   statements   contained  in  the  foregoing  Year  2000  readiness
disclosure are subject to protection under the Year 2000 Information and Readiness Disclosure Act.

                                       37


EVENTS OCCURRING AFTER FISCAL YEAR END 3/31/99
----------------------------------------------
BOND FINANCING OFFERING.


         On September 3, 1999, the Company completed the issuance of $3,000,000 in tax-exempt bonds by the New Jersey Economic Development Authority (NJEDA).
The net proceeds of the bonds (approximately $2,700,000) will be used by the Company to defray the cost of purchasing the land and building it currently occupies in Northvale, New Jersey and for the purchase of certain manufacturing equipment and related building improvements.

         PRIVATE PLACEMENT OF SECURITIES

         Subject to a confidential private offering memorandum dated May 17, 1999, the Company sold 12.75 units ("units") of its securities at $350,000 per unit. Each unit consists of 100,000 shares of common stock, $.01 par value and 50,000 Class B Redeemable Callable Common Stock Purchase Warrants. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $5.00 during the five-year period commencing on the closing date of the offering. The offering was conducted without registration under SEC exemption afforded by Section 4(6) of the Securities Act and Rule 506 of regulations promulgated thereunder. The Company received net proceeds of $4,452,500, after legal and filing fees, of which $4,202,500 will be used to fund the working capital of the Company and the remaining $250,000 funded fees to advisors and consultants of the Company.

RECENTLY ISSUED PRONOUNCEMENTS

         SFAS No. 133, "Accounting for Derivative Instruments and Hedging Accounts," requires an entity to measure all derivative at fair value and to recognize them in the balance sheet as an asset or liability, depending on the entity's rights or obligations under the applicable derivative contract. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to have a material impact on the Company's consolidated financial condition, results of operations or cash flows.

         SFAS No. 132, "Employer's Disclosures about Pensions and Other Post Retirement Benefits," revises disclosures about pensions and other post retirement benefit plans. SFAS No. 132 is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 132 did not have a material impact on the Company's consolidated financial condition, results of operations or cash flows.

         SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report information about operating segments in interim financial reports issued to

                                       38


shareholders. SFAS No. 131 is effective for financial statements for fiscal years beginning December 15, 1997. The adoption of SFAS No. 131 did not have a material impact on the Company's consolidated financial condition, results of operations or cash flows.

         SFAS No. 130, "Reporting Comprehensive Income," requires an entity to report comprehensive income and its components in a full set of financial statements, and is effective for fiscal years beginning after December 15, 1997. Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances form non-owner sources. The adoption of SFAS No. 130 did not have a material impact on the Company's consolidated financial condition, results of operations or cash flows.

         American Institute of Certified Public Accountants Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1), identifies the characteristics of internal use software and provides guidelines on new cost recognition principles. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The adoption of SOP 98-1 is not expected to have a material impact on the Company's consolidated financial condition, results of operations or cash flows.

         American Institute of Certified Public Accountants Statement of Position No. 97-2, "Software Revenue Recognition" (SOP 97-2), provides guidance on when revenue should be recognized and in what amounts for licensing, selling, leasing or otherwise marketing computer software. SOP 97-2 is effective for financial statements for fiscal years beginning after December 15, 1997. The adoption of SOP 97-2 did not have a material impact on the Company's consolidated financial condition, results of operations or cash flows.

         American Institute of Certified Public Accountants Statement of Position No. 96-1, "Environmental Remediation Liabilities," establishes specific criteria for the recognition and measurement of environmental remediation liabilities. The adoption of the statement in 1998 did not have a material impact on the Company's consolidated financial condition, results of operations or cash flows.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS.
-----------------------------------------

         Elite Laboratories, Inc. is a party to a three-year Consulting Agreement entered into with Bridge Ventures, Inc. ("Bridge") on August 1, 1997, under which Bridge provides the company with marketing and management consulting services. Under the terms of the Consulting Agreement, Elite pays Bridge the sum of $10,000 per month and reimburses Bridge for all out-of-pocket expenses incurred on behalf of Elite Labs. Bridge is an owner of at least five percent of the Elite Pharmaceuticals' Common Stock, as described in more detail in the section entitled Security Ownership of Certain Beneficial Owners and Management.

                                       39


         Elite Pharmaceuticals, Inc. is a party to an agreement whereby fees are paid to a company wholly owned by Mark Gittelman, the Company's Treasurer, in consideration for services rendered by Mr. Gittelman in his capacity as Treasurer. For the years ended March 31, 1999 and 1998, the fees paid to that company were $50,414 and $18,338, respectively.

         Elite Pharmaceuticals, Inc. is a party to a consulting contract with Harmon Aronson, whereby the company compensates Dr. Aronson on a per diem basis for consulting services rendered in connection with compliance with FDA rules and regulations. For the year ended March 31, 1999 and 1998, the fees to Dr. Aronson under such agreement were $36,092 and $2,000, respectively.

         Elite Pharmaceuticals, Inc. is a party to a referral agreement with Donald Pearson, similar to the agreement the company has with several other persons in the pharmaceutical industry, whereby the company would compensate Mr. Pearson for a referral of a manufacturing client. No fees have been generated to date under this agreement.

         Other than as described above, the Company is not (and has not been in the last two years) a party to any transaction in which any of the persons described in Reg. Sec. 228.404(a) has or had a direct or indirect material interest.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE
                  ----------------------------------------------

         Not Applicable.

                                       40



                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                   REPORT ON CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998

                                    CONTENTS

                                                                           PAGE

                                                                           -----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          F-2

CONSOLIDATED BALANCE SHEET (AS OF MARCH 31, 1999)                           F-3

CONSOLIDATED STATEMENTS OF OPERATIONS                                       F-4

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY                  F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS                                 F-6 - F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                            F-8 - F-23




















                                       F-1


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

THE BOARD OF DIRECTORS
ELITE PHARMACEUTICALS, INC.
NORTHVALE, NEW JERSEY

We have audited the accompanying consolidated balance sheet of Elite Pharmaceuticals, Inc. and Subsidiary as of March 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended March 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements of the Company referred to above present fairly, in all material respects, the financial position as of March 31, 1999 and the results of their operations and their cash flows for the periods presented in conformity with generally accepted accounting principles.

                                                    MILLER, ELLIN & COMPANY, LLP
                                                    CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
May 24, 1999

June 14, 1999 as to Note 12

                                       F-2




                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS
                                     ------


                                                                                         DECEMBER 31,             MARCH 31,

                                                                                            1999                   1999
                                                                                        ------------           ------------
                                                                                         (UNAUDITED)

CURRENT ASSETS:

      Cash and cash equivalents                                                           $4,132,331             $1,559,443

      Restricted cash                                                                        901,353                      -


      PREPAID EXPENSES AND OTHER CURRENT ASSETS                                               18,912                 52,605
                                                                                           ----------            ----------

                   Total current assets                                                    5,052,596              1,612,048


PROPERTY AND EQUIPMENT- net of accumulated

      depreciation and amortization                                                        2,385,843              1,250,237


INTANGIBLE ASSETS - net of accumulated amortization                                           16,706                 17,759


OTHER ASSETS:

      Security deposits                                                                      340,538                196,538

      Restricted cash                                                                        300,000                      -

      EDA BOND OFFERING COSTS, NET OF ACCUMULATED AMORTIZATION                               189,259                      -
                                                                                          ----------             ----------

                                                                                          $8,284,942             $3,076,582
                                                                                          ==========             ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                     --------------------------------------



CURRENT LIABILITIES:

      Current portion of capitalized lease obligation                                       $  8,184               $ 47,021

      Accounts payable                                                                        34,395                100,420

      Accrued expenses and other current liabilities                                           4,076                100,043

      CURRENT PORTION OF EDA BONDS                                                           115,000                      -
                                                                                             -------               ---------

                   Total current liabilities                                                 161,655                247,484


EDA BOND-NET OF CURRENT PORTION                                                            2,885,000                      -
                                                                                           ---------               ---------

                   TOTAL LIABILITIES                                                       3,046,655                247,484
                                                                                           ---------               ---------





          Authorized - 25,000,000 shares, Issued and outstanding -

           8,560,355 and 7,237,613 shares, respectively                                       85,603                 72,376

      Additional paid-in capital                                                          11,378,621              6,815,362

      ACCUMULATED DEFICIT                                                                 (6,225,937)            (4,058,640)
                                                                                         -----------            -----------

                   TOTAL STOCKHOLDERS' EQUITY                                              5,238,287              2,829,098
                                                                                          ----------            -----------


                                                                                          $8,284,942             $3,076,582
                                                                                          ==========             ==========


 The accompanying notes are an integral part of the consolidated financial statements

                                  F-3





              ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           NINE MONTHS ENDED                          YEARS ENDED
                                                              DECEMBER 31,                             MARCH 31,

                                                       -----------------------------------------------------------------------------

                                                                   1999                1998               1999                1998
                                                       -----------------------------------------------------------------------------
                                                                (UNAUDITED)         (UNAUDITED)

       Licensing fees                                              $    -          $  150,000           $150,000             $20,000

       Contract research and development                              615                 -                   -                   -

       CONSULTING AND TEST FEES                                     6,293               4,222                412              31,958
                                                                    -----         ------------           --------             ------


                    TOTAL REVENUES                                  6,908             154,222            150,412              51,958
                                                                   -------        -------------          --------             ------



OPERATING EXPENSES:

       Research and development                                 1,532,925             763,200          1,273,445             541,164

       General and administrative                                 721,057             474,107            621,712             336,063

       DEPRECIATION AND AMORTIZATION                               56,646              18,972             52,943              25,160
                                                                   ------           ---------        --------------          -------

                                                                2,310,628           1,256,279          1,948,100             902,387
                                                                ---------           ---------        --------------          -------


LOSS FROM OPERATIONS                                          (2,303,720)          (1,102,057)        (1,797,688)          (850,429)
                                                              -----------          -----------        -----------           --------





       Interest income                                            139,046             119,527            142,872              86,794

       INTEREST EXPENSE                                           (2,623)             (6,313)            (6,965)             (9,956)
                                                               -----------         -----------          -----------          -------

                                                                  136,423             113,214            135,907              76,838
                                                               ------------        -----------          -----------          -------


LOSS BEFORE PROVISION FOR

       INCOME TAXES                                           (2,167,297)           (988,843)        (1,661,781)           (773,591)


PROVISION FOR INCOME TAXES                                             -                    -                100              15,000
                                                              -----------         -----------        -------------        ----------




NET LOSS                                                     $(2,167,297)         $ (988,843)       $(1,661,881)         $ (788,591)
                                                             ============         ===========       ============         ===========


BASIC LOSS PER COMMON SHARE                                     $  (0.27)           $  (0.14)          $  (0.23)           $  (0.13)
                                                                ========            =========          =========           =========


WEIGHTED AVERAGE NUMBER OF

       COMMON SHARES OUTSTANDING                                8,177,515           7,237,613          7,237,613           5,858,238
                                                                =========           =========          =========           =========




 The accompanying notes are an integral part of the consolidated financial statements
                                       F-4






                                                 ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY

                                          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                ADDITIONAL
                                     *COMMON STOCK                PAID-IN           ACCUMULATED        STOCKHOLDERS'
                                 SHARES          AMOUNT           CAPITAL             DEFICIT             EQUITY
                                -------         -------         -----------         -----------         -----------

BALANCE AT MARCH 31, 1997     4,767,613        $ 47,676         $1,632,972        $ (1,608,168)         $  72,480

Sale of securities               20,000             200             27,800                    -            28,000
Sale of warrants                      -               -                150                    -               150
Sale of securities
   through private placement  2,000,000          20,000          5,980,000                    -         6,000,000
Offering costs in
  connection with sale
  of securities                       -               -          (767,939)                    -          (767,939)
Offering costs in connection
  with registration of
  securities                          -               -           (32,078)                    -           (32,078)
Common stock exchanged in
  connection with merger        450,000           4,500            (4,500)                    -                -
NET LOSS FOR THE YEAR
  ENDED MARCH 31, 1998                -               -                 -              (788,591)         (788,591)
                              ----------     -----------        -----------         -----------       -----------
BALANCE AT MARCH 31, 1998     7,237,613          72,376          6,836,405           (2,396,759)        4,512,022

Offering costs in connection
   with sale of securities -
   prior year                        -               -             (18,000)                   -           (18,000)
Offering costs in connection
   with registration of
   securities - prior year           -               -              (3,043)                   -            (3,043)
NET LOSS FOR THE YEAR
   ENDED MARCH 31, 1999              -               -                   -           (1,661,881)        (1,661,881)
                              -----------      ---------       ------------         ------------        -----------
BALANCE AT MARCH 31, 1999     7,237,613          72,376           6,815,362          (4,058,640)         2,829,098

Sale of securities through
  private placement           1,275,002          12,750           4,449,750                    -         4,462,500
Issuance of shares through
  exercise of options            25,000             250              49,750                    -            50,000
Issuance of shares and
  warrants through exercise
  of placement agent warrants    22,740             227              81,637                    -            81,864
Offering costs in connection
  with sale of securities             -               -             (10,000)                   -           (10,000)
Offering costs in connection
  with registration of
  securities                          -               -              (7,878)                   -            (7,878)
NET LOSS FOR THE NINE MONTHS
  ENDED DECEMBER 31, 1999
  (UNAUDITED)                         -               -                    -          (2,167,297)       (2,167,297)
                              ----------      ----------         -----------          -----------       -----------
BALANCE AT DECEMBER 31, 1999
   (UNAUDITED)                8,560,355        $ 85,603          $11,378,621         $(6,225,937)       $5,238,287
                              =========        ========          ===========          ===========        ==========

* All references to shares and per share data have been restated for 1997 to reflect a two for one stock split on August 21, 1997 and a reverse stock split on March 30, 1998.

 The accompanying notes are an integral part of the consolidated financial statements

                                      F-5



                                 ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY

                                    CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                            NINE MONTHS ENDED                  YEARS ENDED

                                                                               DECEMBER 31,                      MARCH 31,

                                                                   -----------------------------------------------------------------

                                                                         1999             1998                 1999          1998
                                                                   -----------------------------------------------------------------
                                                                     (UNAUDITED)       (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                              $ (2,167,297)      $(988,843)     $ (1,661,881)     $(788,591)

Adjustments to reconcile net loss to cash

         Depreciation                                                        51,292         18,000            51,536          23,883
         Amortization of intangibles                                          5,354            972             1,407           1,277

         Deferred income taxes                                                    -              -                 -          14,800

         Changes in assets and liabilities:

            Consulting and test fees receivable                                   -         25,000            25,000        (12,792)

            Prepaid expenses and other current assets                        33,693         (9,969)          (40,638)        (9,812)

            Other assets - security deposit                                       -          9,000             9,000               -

            Accounts payable                                               (66,025)        (13,670)           86,750          10,957

            ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES                 (95,967)                           73,219          21,079
                                                                           --------       ---------         ----------      --------
                                                                                           (21,034)

NET CASH USED IN OPERATING ACTIVITIES                                   (2,238,950)       (980,544)       (1,455,607)      (739,199)
                                                                        -----------      -----------      -----------     ----------


CASH FLOWS FROM INVESTING ACTIVITIES:

Payments for patent and trademark filings                                         -         (8,286)             (950)
                                                                                                                             (2,100)

Payment of building deposit and related acquisition costs                         -              -                 -       (123,057)

Payment of deposit for manufacturing equipment                            (144,000)              -          (196,538)              -

Purchases of property and equipment                                     (1,186,898)     (1,219,495)                -               -

RESTRICTED CASH                                                         (1,201,353)                       (1,071,235)        (7,392)
                                                                        -----------     ------------      -----------      ---------



NET CASH USED IN INVESTING ACTIVITIES                                   (2,532,251)     (1,227,781)       (1,268,723)      (132,549)
                                                                        -----------     -----------       -----------       --------


CASH FLOWS FROM FINANCING ACTIVITIES:
----------------------------------------

Proceeds from issuance of NJ Economic Development

      Authority (EDA) Bonds                                              3,000,000               -                 -              -

Payments of offering costs in connection with issuance of

      EDA Bonds                                                           (193,560)              -                 -              -

Repayments of notes payable - related parties                                    -               -                 -       (100,000)

Principal payments on capital lease                                        (38,837)        (31,328)          (42,331)              -

Proceeds from issuance of common stock and warrants                        131,864               -                 -          28,150

Proceeds from issuance of common stock and warrants

      in connection with private placement                                4,462,500              -                 -       6,000,000

Payments of offering costs in connection

      with private placement                                               (10,000)        (18,000)          (18,000)      (767,939)

Payments of offering costs in connection

      WITH REGISTRATION FILING                                              (7,878)                           (3,043)       (32,078)
                                                                            -------         -------         -----------    ---------
                                                                                            (1,203)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                       7,344,089        (50,531)          (63,374)      5,128,133
                                                                          ---------       ---------         ---------      ---------


 The accompanying notes are an integral part of the consolidated financial statements
                                      F-6



ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (CONTINUED)




                                                                           NINE MONTHS ENDED                    YEARS ENDED

                                                                              DECEMBER 31,                       MARCH 31,

                                                                          1999            1998                1999            1998

                                                                       (UNAUDITED)     (UNAUDITED)

NET CHANGE IN CASH AND CASH EQUIVALENTS                                  2,572,888      (2,258,856)       (2,787,704)      4,256,385



CASH AND CASH EQUIVALENTS - BEGINNING                                    1,559,443       4,347,147         4,347,147          90,762
                                                                         ---------       ---------         ---------       ---------



CASH AND CASH EQUIVALENTS - ENDING                                      $4,132,331      $2,088,291        $1,559,443      $4,347,147
                                                                        ==========      ==========        ==========      ==========

SCHEDULES OF NON-CASH ACTIVITIES:

Utilization of building deposit and related acquisition

      costs towards purchase of building                                    $    -          $    -         $ 123,057          $    -

Purchase of property equipment by capital leases                                 -               -                 -          89,352

SUPPLEMENTAL DISCLOSURES OF CASH FLOW

      INFORMATION:

Cash paid for interest                                                    $  2,623         $ 6,313           $ 7,420        $ 11,240

Cash paid for income taxes                                                     200             200               200             200

 The accompanying notes are an integral part of the consolidated financial statements
                                      F-7



                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 1999 AND 1998


NOTE 1       - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               PRINCIPLES OF CONSOLIDATION
               ---------------------------

               The consolidated financial statements include the accounts of Elite Pharmaceuticals, Inc. and its Subsidiary, ("Company"), which is wholly-owned. All significant intercompany accounts and transactions have been eliminated in consolidation.

               NATURE OF BUSINESS
               ------------------

               Elite Pharmaceuticals, Inc. was incorporated on October 1, 1997 under the Laws of the State of Delaware, and its wholly-owned subsidiary Elite Laboratories, Inc. was incorporated on August 23, 1990 under the Laws of the State of Delaware, in order to engage in research and development activities for the purpose of obtaining Food and Drug Administration approval, and, thereafter, commercially exploiting generic and new controlled-release pharmaceutical products. The Company also engages in contract research and development on behalf of other pharmaceutical companies.

               INTERIM CONSOLIDATED FINANCIAL STATEMENTS
               ------------------------------------------

               The consolidated balance sheet of the Company at December 31, 1999 and the consolidated statements of operations, changes in stockholders' equity and cash flows for the nine months ended December 31, 1999 and 1998 are unaudited but include all adjustments which in the opinion of management are necessary for the fair presentation of the Company's financial position and results of operations for the periods then ended. All such adjustments are of a normal recurring nature. The results of operations for the interim periods are not necessarily indicative of the results of operations for a full fiscal year.

               MERGER ACTIVITIES
               -----------------

               In October 1997, concurrent with its private placement offering, Elite Pharmaceuticals, Inc. merged with Prologica International, Inc. ("Prologica") a Pennsylvania Corporation (see Note 7), a publicly traded inactive corporation, with Elite Pharmaceuticals, Inc. surviving the merger. In addition, in October 1997, Elite Laboratories, Inc. merged with a wholly-owned subsidiary of Prologica, with the Company's subsidiary surviving this merger. The former shareholders of the Company's subsidiary exchanged all of their shares of Class A voting common stock for shares of the Company's voting common stock in a tax free reorganization under Internal Revenue Code Section 368. The result of the merger activity qualifies as a reverse acquisition. In connection with the reverse acquisition, options exercisable for shares of Class A voting and Class B nonvoting common stock of the Company's subsidiary were exchanged for options exercisable for shares of the Company's voting common stock.

                                      F-8


                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 1999 AND 1998


NOTE 1       - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

               CASH AND CASH EQUIVALENTS
               --------------------------

               The Company considers highly liquid short-term investments purchased with initial maturities of nine months or less to be cash equivalents. Cash and cash equivalents consist principally of money market accounts at various financial institutions.

               PROPERTY AND EQUIPMENT
               ----------------------

               Property and equipment are stated at cost. Depreciation is provided on the straight-line method based on the estimated useful lives of the respective assets which range from five to thirty-nine years. Major repairs or improvements are capitalized. Minor replacements and maintenance and repairs which do not improve or extend asset lives are charged to expense as incurred.

               Upon retirement or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is recorded.

               RESEARCH AND DEVELOPMENT
               ------------------------

               Research and development expenditures are charged to expense as incurred. For the nine months ended December 31, 1999 and 1998
               (unaudited) and for the years ended March 31, 1999 and 1998, research and development costs amounted to $1,532,925, $763,200, $1,273,445 and $541,164, respectively.

               PATENTS AND TRADEMARKS
               ----------------------

               Costs incurred for the application of patents and trademarks are capitalized and amortized on the straight-line method, based on an estimated useful life of fifteen years, upon approval of the patent and trademarks. These costs are charged to expense if the patent or trademark is unsuccessful.

               CONCENTRATION OF CREDIT RISK
               -----------------------------

               The  Company  derives  substantially  all  of its  revenues  from
               contracts  with  other  pharmaceutical   companies,   subject  to
               licensing and research and development agreements.

               The Company maintains cash balances in its bank which, at times, may exceed the limits of the Federal Deposit Insurance Corp.

                                      F-9


                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 1999 AND 1998


NOTE 1       - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

               USE OF ESTIMATES
               ----------------

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               INCOME TAXES
               ------------

               The Company adopted SFAS No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur.

               LOSS PER COMMON SHARE
               ---------------------

               The Company adopted SFAS No. 128, "Earnings Per Share," which establishes new standards for computing and presenting earnings per share. The statement also requires restatement of all prior period earnings per share data presented.

               Basic loss per common share is based on the weighted average number of shares outstanding during the period. The weighted average number of shares outstanding has been adjusted to reflect the recapitalization in connection with the private placement as if it had occurred as of the beginning of the period for which loss per share is presented as well as the effect of stock splits and reverse stock splits issued during the periods. Common stock equivalents have not been included as their effect would be antidilutive.

               REVENUE RECOGNITION
               -------------------

               Revenues are earned primarily by licensing certain pharmaceutical products developed by the Company as well as performing research and development services under fixed price contracts. Such revenues are recorded as certain projected goals are attained, as defined in the individual contract.

                                      F-10


                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 1999 AND 1998


NOTE 1       - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


               RECENTLY ISSUED PRONOUNCEMENTS
               -------------------------------

               SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires an entity to measure all derivatives at fair value and to recognize them in the balance sheet as an asset or liability, depending on the entity's rights or obligations under the applicable derivative contract. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

               SFAS No. 132 "Employers Disclosures about Pensions and Other Post Retirement Benefits," revises disclosures about pensions and other post retirement benefit plans. SFAS No. 132 is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 132 did not have significant impact on the Company's consolidated financial position, results of operations or cash flows.

               SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 131 did not have a significant impact on the Company's consolidated financial position, results of operations or cashflows.

               SFAS No. 130, "Reporting Comprehensive Income," requires an entity to report comprehensive income and its components in a full set of financial statements and is effective for fiscal years beginning after December 15, 1997. Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The adoption of SFAS No. 130 did not have a significant impact on the Company's consolidated financial position, results of operations or cash flows.

               American Institute of Certified Public Accountants Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1), identifies
               the   characteristics  of  internal  use  software  and  provides guidance on new cost recognition principles. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The adoption of SOP 98-1 is not expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

                                      F-11


                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 1999 AND 1998


NOTE 1       - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

               RECENTLY ISSUED PRONOUNCEMENTS (Continued)
               ------------------------------

               American Institute of Certified Public Accountants Statement of Position No. 97-2, "Software Revenue Recognition" (SOP 97-2), provide guidance on when revenue should be recognized and in what amounts for licensing, selling, leasing or otherwise marketing computer software. SOP 97-2 is effective for financial statements for fiscal years beginning after December15, 1997. The adoption of SOP 97-2 did not have a significant impact on the Company's consolidated financial position, results of operations or cash flows.

               American Institute of Certified Public Accountants Statement of Position No. 96-1, "Environmental Remediation Liabilities," establishes specific criteria for the recognition and measurement of environmental remediation liabilities. The adoption of the statement in 1998 did not have a significant effect on the Company's financial condition or results of operations or cash flows.

               YEAR 2000 COMPUTER SYSTEMS COMPLIANCE
               -------------------------------------

               The Company has conducted a comprehensive review of its computer systems to identify the systems that could be affected by the Year 2000 Issue and is developing an implementation plan to resolve the issue. The Year 2000 is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's programs, as well as outside vendor=s programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Company presently believes that, with modifications to existing software and conversions to new software, the Year 2000 Issue will not pose significant operational problems for the Company's computer systems as so modified and converted. However, if such modifications and conversions are not completed in a timely manner, the Year 2000 Issue may have a material impact on the operations of the Company.

               STOCK-BASED COMPENSATION
               ------------------------

               Under various qualified and non-qualified plans, the Company may grant stock options to officers, selected employees, as well as members of the board of directors and advisory board members. The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, the Company is recognizing compensation cost pursuant to the provisions of APB
               No. 25. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date for awards in 1999 and 1998, consistent with the provisions of SFAS No. 123, the Company's net earnings and earnings per share would have been reduced in the proforma amount. No proforma calculation was prepared as the impact of SFAS No. 123 would have no effect on the per share calculation.

                                      F-12


                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 1999 AND 1998


NOTE 1       - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

               FAIR VALUE OF FINANCIAL INSTRUMENTS
               -----------------------------------

               The carrying amounts of cash, accounts payable and accrued expenses and other current liabilities approximate fair value due to the short term maturity of these items.

NOTE 2       - PROPERTY AND EQUIPMENT

               Property and equipment consists of the following:




                                                                                                 DECEMBER 31,             MARCH 31,
                                                                                                     1999                    1999
                                                                                              --------------------------------------
                                                                                                 (Unaudited)

                  Laboratory and manufacturing equipment                                          $ 1,081,394               $232,708

                  Furniture and fixtures                                                               49,804                 58,325

                  Office equipment                                                                     17,099                      -

                  Land, building and improvements                                                   1,438,833              1,109,199

                  EQUIPMENT UNDER CAPITAL LEASE                                                       168,179                168,179
                                                                                                       -------            ----------

                                                                                                    2,755,309              1,568,411

                  LESS: ACCUMULATED DEPRECIATION AND AMORTIZATION                                     369,466                318,174
                                                                                                       -------            ----------

                                                                                                   $2,385,843             $1,250,237
                                                                                                   ==========             ==========


               Depreciation and amortization expense amounted to $51,292, $18,000, $51,536 and $23,883 for the nine months ended December 31, 1999 and 1998 (unaudited) and for the years ended March 31, 1999 and 1998, respectively.

                                      F-13


                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 1999 AND 1998


NOTE 3       - INTANGIBLE ASSETS

               Intangible assets consists of the following:



                                                                                                    DECEMBER 31,           MARCH 31,

                                                                                                       1999                   1999
                                                                                                   ---------------------------------
                                                                                                    (Unaudited)

                  Patents                                                                           $  13,384              $  13,384

                  TRADEMARKS                                                                            8,120                  8,120
                                                                                                        -----              ---------

                                                                                                       21,504                 21,504

                  LESS: ACCUMULATED AMORTIZATION                                                        4,798                  3,745
                                                                                                        -----              ---------

                                                                                                    $  16,706              $  17,759
                                                                                                    =========              =========


               Amortization amounted to $5,354, $972, $1,407 and $1,277 for the nine months ended December 31, 1999 and 1998 (unaudited) and for the years ended March 31, 1999 and 1998, respectively.

NOTE 4       - PURCHASE OF BUILDING

               On May 28, 1998, the Company purchased a 15,000 square foot building to house its new office, laboratory and manufacturing facility in Northvale, New Jersey. The purchase price was $1,050,000 plus certain closing and related acquisition costs in the amount of $22,123.

NOTE 5       - OBLIGATIONS UNDER CAPITAL LEASE

               In March 1998, the Company acquired laboratory equipment under a capital lease that expires on March 18, 2000. Lease obligations are due in monthly installments of $4,146 including interest at approximately 10.5%. This lease is collateralized by laboratory equipment with a net carrying value of $52,092 and $67,100 at December 31, 1999 (unaudited) and March 31, 1999, respectively.

               Minimum future lease payments under this capitalized lease are as follows:




                                                                                                  DECEMBER 31,             MARCH 31,

             YEAR ENDING MARCH 31,                                                                   1999                   1999
             ---------------------
                                                                                              --------------------------------------
                                                                                                   (Unaudited)

                               2000                                                                 $   8,292              $  49,750

                     LESS:     INTEREST                                                                 (108)                (2,729)
                                                                                                        -----                -------

                     PRESENT VALUE OF NET MINIMUM LEASE PAYMENTS                                    $   8,184              $  47,021
                                                                                                    =========              =========

               The Company incurred interest expense of $2,623 and $7,420 for the nine months ended December 31, 1999 (unaudited) and for the year ended March 31, 1999.

                                      F-14





                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 1999 AND 1998


NOTE 6       - INCOME TAXES

               The   components   of  provision   for  income  taxes  by  taxing
jurisdiction are as follows:

                                                                                                                      MARCH 31,

                                                                                                               1999             1998
                                                                                                              ----------------------
                  Federal:

                      Current                                                                               $    -            $    -

                      DEFERRED                                                                                   -            11,200
                                                                                                        -----------------     ------

                                                                                                                 -            11,200
                                                                                                        -----------------     ------

                  State:

                      Current                                                                                  100               200

                      DEFERRED                                                                                 -               3,600
                                                                                                         -------------        ------

                                                                                                               100             3,800
                                                                                                         -------------         -----

                                                                                                           $   100          $ 15,000
                                                                                                            =========       ========

               No provisions for income taxes were made for the nine months ended December 31, 1999 and 1998 (unaudited).

               The major components of deferred tax assets at December 31, 1999 (unaudited) and March 31, 1999 are as follows:




                                                                                                  DECEMBER 31,           MARCH 31,

                                                                                                     1999                  1999
                                                                                                 -----------------------------------
                                                                                                  (Unaudited)

                  Net operating loss carryforwards                                                 $2,283,000            $ 1,476,000

                  VALUATION ALLOWANCE                                                             (2,283,000)            (1,476,000)
                                                                                                  -----------            -----------


                                                                                                    $     -                $     -
                                                                                                    =========                =======

               At December 31, 1999 (unaudited) and at March 31, 1999, a 100% valuation allowance is provided as it is uncertain if the deferred tax assets will be utilized.

               At December 31, 1999 (unaudited) and at March 31, 1999, for income tax purposes, the Company has unused net operating loss carryforwards of approximately $6,215,000 (unaudited) and $4,036,000, respectively expiring in 2007 through 2014.

                                      F-15


                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 1999 AND 1998


NOTE 7       - STOCKHOLDERS' EQUITY


               ISSUANCE OF COMMON STOCK
               ------------------------

               For the years ended March 31, 1998 and 1997, before its private placement offering, the Company issued 102,000 shares of its common stock for a total of $142,800. The shares were sold on various dates as follows:




                           DATE ISSUED                                   SHARES ISSUED                      AMOUNT

                           -----------                                   -------------                      ------


                           March 20, 1997                                    82,000                        $114,800

                           MAY 20, 1997                                      20,000                          28,000
                                                                             ------                          ------

                                                                            102,000                        $142,800
                                                                            =======                        ========

               During October 1997, in connection with the aforementioned Prologica merger, 450,000 shares of the Company's common stock were issued to the former shareholders of Prologica.

               PRIVATE PLACEMENT OFFERINGS
               ---------------------------

               In a private placement concluding on November 30, 1997, the Company raised $6,000,000 consisting of 100 units, each unit consisting of 40,000 shares of common stock of the Company and 20,000 warrants, each warrant entitling the holder to purchase one share of common stock at an exercise price of $3.00 per share during the five year period commencing with the date of closing of the private placement memorandum (November 30, 1997). The price per unit was $60,000. This resulted in the issuance of 2,000,000 shares of common stock and 1,000,000 warrants to purchase common stock, at an exercise price of $6.00 per share, after giving effect to the one for two reverse split on March 30, 1998.

               The Company  received net proceeds of $5,232,061 from the private
               placement  after   underwriting   costs,  legal  fees  and  sales
               commissions.

               In a private placement offering dated May 17, 1999, the Company raised $4,462,500 consisting of 12.75 units; each unit consisting of 100,000 shares of common stock of the Company and 50,000 warrants, each warrant entitling the holder to purchase one share of common stock at an exercise price of $5.00 per share during the five year period commencing with the date of closing of the private placement memorandum (June 16, 1999). The price per unit was $350,000. This resulted in the issuance of 1,275,000 shares of common stock and 637,500 warrants to purchase common stock, at an exercise price of $5.00 per share.

               The Company received net proceeds of $4,452,500 from the private placement after legal fees of $10,000.

                                      F-16


                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             MARCH 31, 1999 AND 1998

NOTE 7       - STOCKHOLDERS' EQUITY (CONTINUED)


               PLACEMENT AGENT AGREEMENT
               -------------------------
               On August 8, 1997, in connection with its private placement offering, the Company entered into a placement agent agreement with its underwriter. Terms of this one year agreement include the following:

               Placement fees equal to ten percent (10%) of the gross proceeds. Consulting fees in the amount of $3,000 per month.

               The issuance of ten placement agent warrants, each made up of 20,000 shares of common stock and 10,000 warrants to purchase common stock, at an exercise price of $6.00 per share, for a price of $72,000 per unit. Such warrants are exercisable for a period of five years from the date of issuance.

               For the nine months ended December 31, 1999 and 1998 (unaudited) and for the years ended March 31, 1999 and 1998, placement agent fees in the amount of $0, $18,000, $18,000 and $618,000, respectively, have been charged to additional paid-in capital.

               WARRANTS
               ---------

               The Company authorized the issuance of common stock purchase warrants, with terms of five to six years, to various corporations and individuals, in connection with the sale of securities, loan agreements and consulting agreements. Exercise prices range from $4.00 to $6.00 per warrant. The warrants expire at various times from August 1, 2002 to September 30, 2009.

               A summary of warrant activity for the periods indicated were as follows:






                                                                       Nine Months Ended                          Years Ended

                                                                          DECEMBER 31,                             MARCH 31,

                                                                      1999              1998                  1999              1998
                                                              ----------------------------------------------------------------------
                                                                    (unaudited)      (unaudited)

                   Beginning balance                                   1,917,286        1,867,286         1,867,286          122,286

                   Warrants issued                                     1,047,501           50,000            50,000        1,745,000

                   Warrants issued pursuant to

                       Placement Agent Agreement                          11,370                -                 -                -

                   WARRANTS EXERCISED OR EXPIRED                                                                  -

                                                                               -                -                                  -
                                                                             ---              ---                                  -

                   ENDING BALANCE                                      2,976,157        1,917,286         1,917,286        1,867,286
                                                                       =========        =========         =========        =========

               There were no warrants exercised as of December 31, 1999 (unaudited) and March 31, 1999.

                                      F-17


                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 1999 AND 1998


NOTE 7       - STOCKHOLDERS' EQUITY (CONTINUED)

               STOCK SPLIT AND REVERSE SPLIT
               -----------------------------

               On August 21, 1997, Elite Laboratories, Inc. authorized a two for one stock split, increasing its authorized common stock to 20,000,000 shares, and increasing the number of outstanding shares of common stock from 4,787,613 to 9,575,226 shares.

               On March 30, 1998, Elite Pharmaceuticals, Inc. authorized a one for two reverse stock split, decreasing its authorized common stock to 10,000,000 shares, and decreasing the number of outstanding shares of common stock from 14,475,226 to 7,237,613 shares.

               CHANGE IN AUTHORIZED COMMON SHARES
               -----------------------------------

               In May 1998, the Company increased the authorized common shares, par value $.01, to 25,000,000.

NOTE 8       - COMMITMENTS AND CONTINGENCIES

               LEASE
               -----

               The Company leased its laboratory and office space in Maywood, New Jersey under an operating lease, which expired on October 30, 1998, at $5,300 per month. The lease provided for the landlord to pay all utility costs and for increases in rent based on cost of living formulas.

               Rent expense amounted to $0, $37,198, $37,198 and $63,240 for the nine months ending December 31, 1999 and 1998 (unaudited) and for the years ended March 31, 1999 and 1998, respectively.

               EMPLOYMENT AGREEMENT
               --------------------

               On February 11, 1998, the Company amended an employment agreement with its President/CEO, originally entered into on May 23, 1991, and extended on December 28, 1995. The amended agreement runs for a term of five years through December 31, 2000. Minimum annual salary as of March 31, 1999 is as follows:




                           YEAR ENDING MARCH 31,
                           ---------------------

                                      2000                                                  $ 222,750

                                      2001 (THROUGH DECEMBER 31)                              173,250
                                                                                              -------
                                                                                            $ 396,000


                                      F-18


                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             MARCH 31, 1999 AND 1998

NOTE 8       - COMMITMENTS AND CONTINGENCIES (CONTINUED)

               EMPLOYMENT AGREEMENT (CONTINUED)
               --------------------

               Effective January 1, 2000, the Company increased the base salary of the President/CEO for calendar 2000 from $220,000 to $242,000 plus a discretionary bonus of $25,000. On December 31, 2000, this agreement will be automatically renewed for an additional five years, unless written notice is given by December 31, 1999. Annual compensation under the renewed agreement shall be equal to no less than one hundred and five percent (105%) of the previous year's base salary.

               Among other certain standard employee benefits, the agreement also provides for the following:

               1. Incentive commissions equal to five percent (5%) of net profit, as defined, for each fiscal year.

               2. Options to purchase 520,214 shares of common stock at a price of $2.00 per share. The options were initially to vest at the rate of $100,000 per year each year from 1996 through 2001; however,upon completion of the private placement undertaken by the Company in 1997, they became 100% vested. Such options are exercisable from the date that they are granted through either one year after termination of employment or ten years from the date of grant.

               3. Incentive stock options to purchase 125,000 shares of common stock, at a price of $7.00 per share.

               4. Certain additional compensation on termination as a result of a change in control of the Company through the earlier of May 22, 2001 or three years following termination.

               Compensation expense under this agreement amounted to $166,530, $138,333, $193,333 and $205,000 for the nine months ending December 31, 1999 and 1998 (unaudited) for the years ended March 31, 1999 and 1998, respectively.

               TECHNOLOGY AGREEMENTS
               ---------------------

               On November 26, 1996, The Company entered into a formulation development agreement with a multinational pharmaceutical company, which was subsequently amended on May 23, 1997. The terms of the agreement provide for the right to acquire the license of the developed product for sale, manufacture and distribution worldwide, subject to licensing fees, royalties, and development funds as defined, and annual royalty payments of net sales, as defined, subject to minimum annual payments based on certain economic conditions.

               This agreement was subsequently terminated on February 5, 1999, whereas the Company has retained all rights to the "Intellectual Property," as defined in the agreement, including the rights to use, develop, and market such property.

                                      F-19


                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 1999 AND 1998


NOTE 8       - COMMITMENTS AND CONTINGENCIES (CONTINUED)

               CONSULTING AGREEMENTS
               ---------------------

               On August 1, 1997, the Company entered into two agreements with corporations which provide various consulting services for a period of three years. Terms of the agreements included the following:

1.       Combined monthly fees of $15,000.

2. The issuance of 350,000 warrants to purchase common stock of an exercise price of $6.00 per share for a period of five(5) years (see
         Note 7).

               Consulting expenses under these agreements amounted to $135,000, $135,000, $180,000 and $120,000 for the nine months ended
               December 31, 1999 and 1998 (unaudited) and for the years ended March 31, 1999 and 1998, respectively.

               On August 1, 1998, the Company entered into a consulting agreement with a company for the purpose of providing management, marketing and financial consulting services for an unspecified term. Terms of the agreement provide for a nonrefundable monthly fee of $2,000. This compensation will be applied against amounts due pursuant to a business referral agreement entered into on April 8, 1997. On or around June 1, 1999, this agreement was terminated by mutual consent of all parties.

               Terms of the business referral agreement provide for payments by the Company based upon a formula, as defined, for an unspecified term.

               Consulting expense under this agreement amounted to $4,000, $10,000 and $16,000 for the nine months ended December 31, 1999 and 1998 (unaudited) and for the year ended March 31, 1999.

               On October 1, 1998, the Company entered into an investment bank consulting agreement with a corporation for a period of two years.

               Under the terms of the agreement, on October 1, 1998 the Company issued 50,000 warrants to purchase common stock. Another 50,000 warrants were issued in April 1999 and an additional 200,000 warrants may be issued by the Company under the remaining term of the agreement, which may be terminated by the Company at any time upon thirty (30) days written notice. All warrants issued under the agreement will be at an exercise price of $6.00 per share for a period of five (5) years.

                                      F-20


                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 1999 AND 1998


NOTE 8       - COMMITMENTS AND CONTINGENCIES (CONTINUED)

               CONSULTING AGREEMENTS (Continued)
               ---------------------

               On June 30, 1999 this consulting agreement was amended to provide for payment of a monthly consulting fee of $5,000, commencing on July 1, 1999 and terminating on December 1, 2000. Consulting fees under this agreement amounted to $30,000 for the nine months ended December 31, 1999 (unaudited).

NOTE 9       - STOCK OPTION PLANS
               ------------------

               Under various qualified and non-qualified plans, the Company may grant stock options to officers, selected employees, as well as members of the board of directors and advisory board members. The options must be granted at exercise prices of not less than fair market value and expire within ten years from the date of grant. All of these options are considered to be fully vested. Transactions under the various stock option and incentive plans for the periods indicated were as follows:




                                                                          NINE MONTHS ENDED                      YEARS ENDED

                                                                            DECEMBER 31,                           MARCH 31,

                                                                        1999             1998                 1999             1998
                                                                  ------------------------------------------------------------------
                                                                    (Unaudited)       (Unaudited)

                 Outstanding at beginning of the period                1,472,714        1,007,714         1,007,714          750,000

                 Granted                                                 148,000          465,000           465,000          257,714

                 EXERCISED                                              (25,000)

                                                                                                -                 -                -
                                                                                              ---               ---                -

                 OUTSTANDING AT END OF PERIOD                          1,595,714        1,472,714         1,472,714        1,007,714
                                                                       =========        =========         =========        =========

               Options outstanding at December 31, 1999 and 1998 (unaudited) and at March 31, 1999 and 1998 ranged in price from $2.00 to $7.00. 25,000 options were exercised as of December 31, 1999 (unaudited), and no options were exercised as of March 31, 1999.

                                      F-21


                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 1999 AND 1998


NOTE 10      - PUBLIC OFFERING
               ---------------

               In July 1998 the Company successfully filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, for the purpose of registering securities previously sold to and held by various corporations and individuals. Accordingly, the Company did not receive any proceeds upon filing of Form SB-2.

               The  securities  registered  consist of  3,725,000  shares of the
               Company's $.01 par value common stock, including 1,525,000 redeemable common stock purchase warrants.

               For the years ended March 31, 1999 and 1998, the Company incurred legal fees and other costs amounting to $3,043 and $32,078, respectively, in connection with its public filing, which has been charged to additional paid-in capital. No such amounts were incurred for the nine months ending December 31, 1999 and 1998 (unaudited).

NOTE 11      - BOND FINANCING OFFERING
               -----------------------

               On September 2, 1999, the Company completed the issuance of tax exempt bonds by the New Jersey Economic Development Authority. The aggregate principal proceeds of the fifteen year term bonds were $3,000,000. The proceeds, net of offering costs of $60,000, are being used by the Company to refinance the land and building it currently owns, and for the purchase of certain manufacturing equipment and related building improvements.

               Offering costs in connection with the bond issuance totaled $193,560, including the $60,000 mentioned above which were paid from bond proceeds. Offering costs included underwriter fees equal to $90,000 (three percent (3%) of the par amount of the bonds).

               The bonds are collateralized by a first lien on the building which includes property and equipment.

               Several  restricted  cash  accounts are  maintained in connection with the issuance of these bonds. These include amounts restricted for payments of bond principal and interest, for the refinancing of the land and building the Company currently owns, for the purchase of certain manufacturing equipment and related building improvements as well as for the maintenance of a $300,000 Debt Service Reserve. All restricted amounts other than the $300,000 Debt Service Reserve are expected to be expended within twelve months and are therefore categorized as current assets.

                                      F-22


                   ELITE PHARMACEUTICALS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 1999 AND 1998


NOTE 12      - MAJOR CUSTOMERS

               Revenues from major customers are as follows:




                                     DECEMBER 31,                       MARCH 31,

                                 1999            1998             1999            1998
                                 ----            ----             -----           -----

                               (Unaudited)    (Unaudited)

Customer A                         86.86%         99.73%          99.73%          53.90%

Customer B                          6.22%             -                -          38.50%


NOTE 13      - SUBSEQUENT EVENTS

               PROPOSED PUBLIC OFFERING
               ------------------------

               In March 2000, the Company plans to file a registration statement on Form SB-2 under the Securities Act of 1933, as amended, for the purpose of registering securities previously sold to and held by various corporations and individuals. Accordingly, the Company will not receive any proceeds upon filing of Form SB-2.

               The securities to be registered consist of 3,297,539 shares of the Company's $.01 par value common stock, including 2,022,537 underlying Class A and Class B common stock purchase warrants, and 317,250 Class A common stock purchase warrants.



                                        F-23

                             DATED FEBRUARY 28, 2000

                                   PROSPECTUS

                           ELITE PHARMACEUTICALS, INC.

                             3,297,539 VOTING COMMON
                   SHARES (includes 2,022,537 shares underling

                              options and warrants)

                                       AND

                 317,250 CLASS A COMMON STOCK PURCHASE WARRANTS

                           ELITE PHARMACEUTICALS, INC.
                            ----------------------------



                                   PROSPECTUS

                            ----------------------------






















                                February 28, 2000